                                                                     EXHIBIT 2.2

                                                                  CONFORMED COPY

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                                   AGREEMENT

                                       OF

                              LIMITED PARTNERSHIP

                                       OF

                                MTVN ONLINE L.P.

                           DATED AS OF JULY 15, 1999

                                     AMONG

                           MTVN ONLINE PARTNER I LLC,

                              IMAGINE RADIO, INC.,

                                 SONICNET, INC.

                                      AND

                            THE BOX WORLDWIDE, INC.


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

                               TABLE OF CONTENTS
                               -----------------


                                                                           Page
                                                                           ----

ARTICLE I         DEFINITIONS AND CONSTRUCTION

  Section 1.01.   Certain Definitions.......................................  1
  Section 1.02.   Additional Definitions.................................... 11
  Section 1.03.   Terms Generally........................................... 13

ARTICLE II        FORMATION, NAME AND TERM OF PARTNERSHIP
  Section 2.01.   Formation of the Partnership.............................. 13
  Section 2.02.   Name of Partnership....................................... 13
  Section 2.03.   Term of Partnership....................................... 14
  Section 2.04.   Principal Office.......................................... 14
  Section 2.05.   Residences................................................ 14
  Section 2.06.   Delaware Office; Agent for Service of Process............. 14
  Section 2.07.   Purpose................................................... 14
  Section 2.08.   Property Ownership........................................ 15

ARTICLE III       PARTNERSHIP CAPITAL
  Section 3.01.   Percentage Interests...................................... 15
  Section 3.02.   Contribution of Partnership Assets........................ 16
  Section 3.03.   Additional Capital Contributions.......................... 16
  Section 3.04.   Partnership Funds......................................... 17
  Section 3.05.   Partner Loans; Other Borrowings........................... 17

ARTICLE IV        DISTRIBUTIONS

ARTICLE V         CAPITAL ACCOUNTS; TAX ALLOCATIONS
  Section 5.01.   Capital Accounts.......................................... 18
  Section 5.02.   Capital Account Allocations............................... 19
  Section 5.03.   Allocations for Federal Income Tax Purposes............... 21
  Section 5.04.   Prorated Allocations...................................... 21
  Section 5.05.   Taxation.................................................. 21
  Section 5.06.   Fiscal Year............................................... 21
  Section 5.07.   Interest.................................................. 22

ARTICLE VI        MANAGEMENT OF THE PARTNERSHIP
  Section 6.01.   Management Committee...................................... 22
  Section 6.02.   Meetings of the Management Committee...................... 23
  Section 6.03.   Officers of the Partnership............................... 23
  Section 6.04.   Budget and Business Plan.................................. 24
  Section 6.05.   Actions Requiring Approval by a Majority of the
                    Management Committee.................................... 26
  Section 6.06.   Actions Requiring Approval by a Majority of the Management
                    Committee Including the Representative of Tune.......... 27

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                               TABLE OF CONTENTS
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                                  (Continued)

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  Section 6.07.   Limitation of Agency...................................... 27
  Section 6.08.   Liability of Partners and Representatives................. 28
  Section 6.09.   Indemnification........................................... 28
  Section 6.10.   Right of Partners Against Partnership and General
                    Partner in Certain Events............................... 29
  Section 6.11.   Temporary Right to Direct Management Committee............ 29

ARTICLE VII       BOOKS, RECORDS, REPORTS AND ACCOUNTINGS
  Section 7.01.   Books and Records......................................... 30
  Section 7.02.   Financial Statements...................................... 30
  Section 7.03.   Tax Returns and Information............................... 31

ARTICLE VIII      DISPOSITIONS, ADMISSIONS, WITHDRAWALS
  Section 8.01.   Prohibition on Dispositions of Partnership Interests;
                    Withdrawals; Admissions................................. 32
  Section 8.02.   Dispositions of Partnership Interests to a Permitted
                    Transferee.............................................. 32
  Section 8.03.   Dispositions After the Restricted Period.................. 32
  Section 8.04.   Right of First Offer...................................... 33
  Section 8.05.   Tag Along; Drag Along..................................... 33
  Section 8.06.   Additional Provisions Relating to Disposition............. 35
  Section 8.07.   Distributions After Disposition........................... 38

ARTICLE IX        EVENTS OF DEFAULT; CONSEQUENCES AND REMEDIES
  Section 9.01.   Events of Default......................................... 38
  Section 9.02.   General Consequences; Remedies of Non-Defaulting Partner.. 39

ARTICLE X         TERMINATION AND LIQUIDATION OF THE PARTNERSHIP
  Section 10.01.  Events of Termination..................................... 39
  Section 10.02.  Winding-Up................................................ 40

ARTICLE XI        RELATED PARTY TRANSACTIONS
  Section 11.01.  Related Party Transactions Generally...................... 41
  Section 11.02.  Related Party Transactions in Excess of $1,000,000........ 42
  Section 11.03.  Basis of Evaluation....................................... 43
  Section 11.04.  No Breach................................................. 43

ARTICLE XII       CERTAIN PROVISIONS RELATING TO INTERESTS
  Section 12.01.  Adjustment of Tune's Percentage Interest.................. 43
  Section 12.02.  Preemptive Rights......................................... 44
  Section 12.03.  Put and Call.............................................. 45

ARTICLE XIII      REPRESENTATIONS AND WARRANTIES AND COVENANTS OF THE PARTNERS

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                               TABLE OF CONTENTS
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                                  (Continued)

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                                                                           ----

ARTICLE XIV       [Intentionally Left Blank]

ARTICLE XV        MISCELLANEOUS
  Section 15.01.  Notices................................................... 48
  Section 15.02.  Table of Contents; Headings............................... 49
  Section 15.03.  Governing Law............................................. 49
  Section 15.04.  Severability.............................................. 49
  Section 15.05.  Amendments................................................ 50
  Section 15.06.  Counterparts.............................................. 50
  Section 15.07.  Entire Agreement.......................................... 50
  Section 15.08.  Parties in Interest; Limitation on Rights of Others....... 50
  Section 15.09.  Waivers; Remedies......................................... 50
  Section 15.10.  Further Assurances........................................ 50
  Section 15.11.  Jurisdiction; Consent to Service of Process............... 51
  Section 15.12.  Reliance on Officer's Certificate......................... 51
  Section 15.13.  Public Announcements...................................... 51
  Section 15.14.  Confidential and Proprietary Information.................. 52
  Section 15.15.  No Presumption............................................ 53
  Section 15.16.  Freedom of Action......................................... 53

                       AGREEMENT OF LIMITED PARTNERSHIP

     AGREEMENT OF LIMITED PARTNERSHIP, dated as of July 15, 1999 among MTVN ONLINE PARTNER I LLC, a Delaware limited liability company ("VLLC"), IMAGINE RADIO, INC., a California corporation ("Imagine", and together with VLLC, "MTVNS"), SONICNET, INC., a Delaware corporation ("SonicNet"), and THE BOX WORLDWIDE, INC., a Florida corporation ("Box", and together with SonicNet, "Tune").

     The parties desire to form a Delaware limited partnership to be named "MTVN Online, L.P." (the "Partnership") for the purpose of (a) developing, operating, managing, marketing, promoting, distributing and licensing text, audio and/or video music, music-related and/or music-themed services online and (b) engaging in activities reasonably related thereto, including e-commerce applications and consumer oriented commercial transactions related thereto.

     The parties desire to set forth herein the terms and conditions of the foregoing.

     In consideration of the premises and other covenants and conditions contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                          DEFINITIONS AND CONSTRUCTION
                          ----------------------------

     Section 1.01.    Certain Definitions.  As used in this Agreement, the
                      -------------------
following terms shall have the meanings specified below:

     "Accountants" means PricewaterhouseCoopers LLP or such other firm of
      -----------
nationally recognized independent certified public accountants that, as of any time, have been appointed by the Management Committee as the accountants for the Partnership.

     "Act" means the Delaware Revised Uniform Limited Partnership Act.
      ---

     "Additional Agreements" means the Related Party Agreements, the
      ---------------------
Organization Agreement, the Contribution Agreements and the Parent Agreement and Guaranty.

     "Adjusted Capital Account" of a Partner, as of the end of any fiscal year
      ------------------------
of the Partnership, shall mean the Capital Account maintained for such Partner, as of the end of such fiscal year, (a) increased by any amounts that such Partner is treated as obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c) (or is deemed obligated to restore under Regulations Sections 1.704-2(g) and 1.704-2(i)(5)) and (b) decreased by (i) the amount of all losses and deductions that, as of the end of such fiscal year, are reasonably expected to be allocated to such Partner in subsequent years under Sections 704(e)(2) and 706(d) of the Code and Regulations Section 1.751-1(b)(2)(ii), and (ii) the amount of all distributions that, as of the end of such fiscal year, are reasonably expected to be made to such Partner in subsequent years in accordance with the terms of this Agreement or otherwise to the extent they exceed offsetting increases to such Partner's Capital Account that are reasonably expected to occur during (or prior to) the year in which such distributions are reasonably expected to be made (other than increases as a result of a minimum gain chargeback pursuant to Section 5.02(b) or (c)). The
                                                ---------------    ---
foregoing
definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

     "Affiliate", when used with respect to a specified Person, means any other
      ---------
Person that directly, indirectly or through one or more intermediaries Controls, is Controlled by or is under common Control with, such Person. Notwithstanding the foregoing, (i) neither the Partnership nor any Person Controlled by the Partnership shall be deemed to be an "Affiliate" of any Partner or of any Affiliate of any Partner, (ii) no Partner or any Affiliate thereof shall be deemed to be an "Affiliate" of any other Partner or any Affiliate thereof solely by virtue of its Partnership Interest, (iii) no Person other than Viacom Inc. and its Controlled Affiliates shall be deemed to be an "Affiliate" of MTVNS, Viacom Inc. or any Controlled Affiliate of Viacom Inc. and (iv) no Person other than TCI Music and its Controlled Affiliates shall be deemed to be an Affiliate of Tune, TCI Music or any Controlled Affiliate of TCI Music.

     "Agreed Value" shall be (i) with respect to all property other than cash
      ------------
transferred to the Partnership as a Capital Contribution, the Fair Market Value of the property on the date that it is contributed to the Partnership as agreed upon by the Partners (it being understood that the Agreed Value of the assets transferred pursuant to Section 3.02 and the assets to be transferred pursuant
                        ------------
to Section 2.6 and 2.7 of the Organization Agreement is set forth in Schedule 1 hereto), (ii) with respect to all property distributed by the Partnership to a Partner, the Fair Market Value of the property on the date of distribution as reasonably determined in good faith by the Chief Executive Officer, subject to review hereunder as a Related Party Transaction, if applicable, and (iii) with respect to any revaluation of Partnership property pursuant to Section 5.01(b),
                                                               ---------------
the Fair Market Value of such Partnership property at the time of the event requiring such revaluation as reasonably determined in good faith by the Chief Executive Officer.

     "Agreement" means this Agreement of Limited Partnership, including all
      ---------
Schedules and Exhibits hereto, as the same may be amended or modified from time to time.

     The "Bankruptcy" of any Partner shall be deemed to have occurred upon the
          ----------
happening of any of the following: (i) the filing of an application by such Person for, or a consent to, the appointment of a trustee of its assets; (ii) the filing by such Person of a voluntary petition in bankruptcy or seeking relief under Title 11 of the United States Code, or the filing of a pleading in any court of record admitting in writing its inability to pay its debts as they come due; (iii) the filing by a third party of an involuntary petition in bankruptcy or seeking relief under Title 11 of the United States Code, which petition is not dismissed within 60 days of the filing thereof; (iv) the making by such Person of a general assignment for the benefit of creditors; (v) the filing by such Person of an answer admitting the material allegations of, or consenting to, or defaulting in answering, a bankruptcy petition filed against it in any bankruptcy proceeding or a petition seeking relief under Title 11 of the United States Code; or (vi) the entry of an order, judgment or decree by any court of competent jurisdiction adjudicating such Person a bankrupt or for relief in respect of such Person or appointing a trustee of its assets, and such order, judgment or decree continues unstayed and in effect for any period of 60 consecutive days.

     "Box License Agreement" means an agreement containing, among other things,
      ---------------------
the economic terms set forth in the Term Sheet attached to the letter agreement dated as of May 19, 1999 among Viacom, Liberty and TCI Music under the heading "Box License Agreement".

     "Budget" means, for Fiscal Year 1999, the Initial Budget, and for each
      ------
subsequent Fiscal Year, the budget, prepared by the Chief Executive Officer and approved by the Management Committee for such Fiscal Year in accordance with
Section 6.04(b), except as otherwise provided in Section 6.04(c).
                                                 ---------------

     "Business Day" means any day (other than a day which is a Saturday, Sunday
      ------------
or legal holiday in the State of New York) on which banks are open for business in the City of New York.

     "Business Plan" means, for Fiscal Year 1999, the Initial Business Plan, and
      -------------
for each subsequent Fiscal Year, the business plan, prepared by the Chief Executive Officer and approved by the Management Committee for such Fiscal Year in accordance with Section 6.04(b), except as otherwise provided in Section
                   ---------------                                  -------
6.04(d).
-------

     "Capital Call" means a request for additional Capital Contributions given
      ------------
by the Chief Executive Officer to the Partners setting forth in reasonable detail the purposes for which such capital is required, the amount of the additional Capital Contribution requested to be made by each Partner, whether the additional Capital Contribution is a Required Contribution or a Non-Required Contribution (together with the calculations showing how such determination was made), the Payment Date and the account of the Partnership to which payment is to be made.

     "Capital Contributions" means the Pre-Closing Capital Contributions, the
      ---------------------
Closing Capital Contributions and contributions made by each Partner to the capital of the Partnership pursuant to Article III; provided, however, that no
                                       -----------  --------  -------
amount of capital which, in accordance with Section 3.03(c) or otherwise,
                                            ---------------
constitutes a Partner Loan shall constitute a Capital Contribution.

     "Chief Executive Officer" means the chief executive officer of the
      -----------------------
Partnership.

     "Closing" means the closing of the transactions contemplated by the
      -------
Organization Agreement on the Closing Date.

     "Closing Date" has the meaning set forth in the Organization Agreement.
      ------------

     "Code" means the Internal Revenue Code of 1986.
      ----

     "Consumer Price Index" means the Consumer Price Index "All Urban Consumers:
      --------------------
U.S. city average, all items" (1982-1984 = 100) published by the Bureau of Labor Statistics of the United States Department of Labor, or any equivalent successor or substitute index published by the Bureau of Labor Statistics or a successor or substitute governmental agency.

     "Contribution Agreements" means, collectively, the Contribution, Assignment
      -----------------------
and Assumption Agreement dated as of the date hereof between VLLC and the Partnership, the Contribution, Assignment and Assumption Agreement dated as of the date hereof between Imagine and the Partnership, the Contribution, Assignment and Assumption Agreement dated as of the date hereof between SonicNet and the Partnership and the Contribution, Assignment and Assumption Agreement dated as of the date hereof between Box and the Partnership.

     "Control" (including its correlative meanings, "controlled by" and "under
      -------                                        -------------       -----
common control with") as to any Person means the possession, directly or
-------------------
indirectly, of the affirmative power to direct or cause the direction of the management and policies of such Person (whether through ownership of securities, partnership interests or other ownership interests, by contract, by membership or involvement in the board of directors, management committee or other management structure of such Person, or otherwise).

     "Controlled Affiliate" means, when used with respect to a specified Person,
      --------------------
any Affiliate as to which such Person possesses, directly or indirectly, the affirmative power to direct or cause the direction of the management and policies of such Affiliate (whether through ownership of securities, partnership interests or other ownership interests, by contract, by membership or involvement in the board of directors, management committee or other management structure of such affiliate, or otherwise).

     "Database Agreement" means the Database and Software License Agreement
      ------------------
dated as of the date hereof, between MTVN and the Partnership.

     "Dispose" (including its correlative meanings, "Disposed of", "Disposition"
      -------                                        -----------    -----------
and "Disposed"), with respect to any Partnership Interest, means to directly or
     --------
indirectly Transfer, pledge, hypothecate or otherwise dispose of such Partnership Interest or any interest therein, except that such term shall not include any pledge or hypothecation of, or granting of a security interest in, a Partnership Interest to secure indebtedness for money borrowed so long as the applicable pledgee has taken no action to foreclose on such pledge, hypothecation or security interest and so long as the Partner retains full voting rights, subject to no proxy or voting agreement, with respect to such Partnership Interest; provided, however, that (i) a change of control of TCI
                      --------  -------
Music, Liberty, MTVN, Viacom or Viacom Inc. (ii) any issuance of capital stock or other equity securities of TCI Music, Liberty, MTVN, Viacom or Viacom Inc.
(iii) a contribution of the assets or business of Liberty to Liberty Management Group LLC, pursuant to a Contribution Agreement dated March 9, 1999, among Liberty, AT&T and certain other persons, (iv) a spinoff, split off, redemption, distribution or other transaction which results in any of TCI Music, Liberty, Viacom Inc., Viacom or MTVN (or any successor of any of such Persons) ceasing to be a Subsidiary or division of its current parent entity or (v) a sale of all or substantially all of the assets of TCI Music, Liberty, Viacom, MTVN or Viacom Inc. shall not constitute a Disposition of a Partnership Interest.

     "Excluded Tune Assets" has the meaning set forth in the Organization
      --------------------
Agreement.

     "Fair Market Value" means, with respect to any securities or other
      -----------------
property, the price at which a willing seller would sell and a willing buyer would buy such property having full knowledge of the facts, in an arm's-length auction transaction without time constraints, and without being under any compulsion to buy or sell. Fair Market Value, in the case of the Partnership, shall be determined on a going concern or liquidation basis, whichever yields the highest value. In determining the Fair Market Value of any Partnership Interest, there shall be no discount due to lack of liquidity of such Partnership Interest because of the absence of a significant public market or due to the minority ownership position in the Partnership represented by such Partnership Interest, nor any premium due to the majority or control ownership position in the Partnership represented by such Partnership Interest.

     "GAAP" means United States generally accepted accounting principles as in
      ----
effect from time to time.

     "General Partner" means VLLC (with respect to its interest as a General
      ---------------
Partner) or any of its Permitted Transferees who has been admitted as a successor or additional General Partner in accordance with the provisions of this Agreement and any other Person who becomes a General Partner in accordance with the provisions of this Agreement.

     "Governmental Entity" means any nation or government, and state or other
      -------------------
political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Income" with respect to the Partnership means all revenues attributable to
      ------
the Business.

     "Initial Budget" means the Budget for the 1999 Fiscal Year attached hereto
      --------------
as Schedule 3.

     "Initial Business Plan" means the Business Plan for the 1999 Fiscal Year
      ---------------------
attached hereto as Schedule 4.

     "IPO" has the meaning set forth in the Parent Agreement and Guaranty.
      ---

     "Liberty" means Liberty Media Corporation, a Delaware corporation and any
      -------
entity into which it may be merged or with which it may be consolidated or to which it may transfer all or substantially all of its assets, including in connection with a redemption of the AT&T Liberty Media Group Common Stock in exchange for capital stock in a subsidiary of AT&T in accordance with AT&T's Certificate of Incorporation, as amended (the "AT&T Charter"), or as a result of the transactions contemplated by the Contribution Agreement, dated March 9, 1999, among Liberty Group, LLC, Liberty and certain of their respective Affiliates.

     "LIBOR" means the rate per annum equal to (i) the arithmetic average
      -----
(rounded upwards or downwards, if necessary, to the nearest 1/16th of one percent with the midpoint being rounded upwards) of the offered rates for U.S. dollar deposits for a period of three months which appear on the LIBO page of the Reuters Monetary Money Rates Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to those displayed on the LIBO page) at approximately 11:00 A.M. (London Time) on the date of determination or (ii) or if no such offered rates appear on the LIBO Page (or such other page as may replace that page on that service for the purpose of displaying rates comparable to those displayed on the LIBO page), the offered rate for U.S. dollar deposits for a period of three months which appears on the display page currently designated as page 3750 of the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to those displayed on page 3750) as of 11:00 A.M. (London Time) on the date of determination.

     "License Agreement" means the Trademark License Agreement dated as of the
      -----------------
date hereof between MTVN and VLLC.

     "Limited Partner" means VLLC (with respect to its interest as a Limited
      ---------------
Partner), Imagine, SonicNet or Box or their respective Permitted Transferees who has been admitted as a successor or additional Limited Partner in accordance with the provisions of this Agreement and any other Person who becomes a Limited Partner in accordance with the provisions of this Agreement.

     "LMA" means the Local Marketing Arrangement dated as of the date hereof,
      ---
between VJN LPTV Corp. and Box LLC.

     "MTVN" means MTV Networks, a division of Viacom.
      ----

     "Material Deviations" means unbudgeted items which for any Budget are
      -------------------
singly or in the aggregate more than $1.0 million.

     "Maximum Capital Contribution Obligation" means (a) with respect to MTVNS,
      ---------------------------------------
the excess of (x) $90 million over (y) the aggregate amount of the Pre-Closing Capital Contributions and Closing Capital Contribution, if any, made by MTVNS, and (b) with respect to Tune, the excess of (w) $10 million over (z) the aggregate amount of the Pre-Closing Capital Contributions and Closing Contribution, if any, made by Tune.

     "Net Income" or "Net Loss" of the Partnership for any Fiscal Year shall
      ----------      --------
mean the taxable Income or tax loss of the Partnership for federal income tax purposes for such year, determined in accordance with Code Section 703(a) (for this purpose, all items required to be separately stated pursuant to Section 703(a)(1) shall be includable in taxable income and tax loss) increased by the amount of any tax-exempt income of the Partnership during such year and decreased by the amount of any Section 705(a)(2)(B) expenditures or treated as such pursuant to Regulations Section 1.704-1(b)(2)(iv)(i) (any such
                                                       -
expenditures, "Section 705(a)(2)(B) Expenditures") of the Partnership during such Fiscal Year; provided, however, that (A) the depreciation (or amortization)
                  --------  -------
for such Fiscal Year with respect to any Section 704(c) Property shall be calculated in accordance with Regulations Section 1.704-3(d), (B) for purposes of calculating the gain or loss arising from any sale or other disposition of any Section 704(c) Property, the basis of such Section 704(c) Property shall be deemed to be its fair market value on the date of its contribution (or revaluation) less the accumulated depreciation or amortization (calculated in accordance with clause (A) above) arising after that date with respect to such
Section 704(c) Property, and (C) an amount of gain or loss that would have been recognized by the Partnership if property distributed by the Partnership to a Partner had instead been sold in a taxable disposition for its Agreed Value at the time of distribution shall be taken into account.

     "Nonrecourse Deductions" shall have the meaning set forth in Regulations
      ----------------------
Section 1.704-2(b)(1). The amount of Nonrecourse Deductions shall be determined in accordance with Regulations Section 1.704-2(c).

     "Nonrecourse Liability" shall have the meaning set forth in Regulations
      ---------------------
Section 1.704-2(b)(3) (and Regulations Section 1.752-1(a)(2)).

     "Non-Required Contribution" means, with respect to any Partner, a Capital
      -------------------------
Contribution requested from such Partner by the Partnership pursuant to a Capital Call issued after the Closing in accordance with the provisions of Section 3.03, which, if made, would, when aggregated with (i) the Pre-Closing Contributions and Closing Contribution, if any, made by such Partner's Stockholder Group and (ii) all Capital Contributions made by such Partner's Stockholder Group after the date of this Agreement and prior to such Capital Call, exceed the Maximum Capital Contribution Obligation of Tune, if such Partner is a member of the Tune Stockholder Group, or MTVNS, if such Partner is a member of the MTVN Stockholder Group.

     "Offering Expiration Date" means the date two years from the Closing Date,
      ------------------------
as such date may be extended for up to 60 days upon the written advice of a nationally recognized investment banking firm then engaged to underwrite the sale of shares in the IPO.

     "Organization Agreement" means the Organization Agreement dated as of the
      ----------------------
date hereof among Liberty, TCI Music, MTVN, VLLC, MTV Europe, a general partnership, MTVN Online Inc., a Delaware corporation, Imagine, SonicNet, Box and the Partnership.

     "Parent" means (i) with respect to Tune, TCI Music, and (ii) with respect
      ------
to MTVNS, MTVN or Viacom, Inc.

     "Parent Agreement and Guaranty" means the Parent Agreement and Guaranty
      -----------------------------
dated as of the date hereof among TCI Music, MTVN, Liberty, SonicNet, Box and the Partnership.

     "Partner" means a General Partner or Limited Partner.
      -------

     "Partner Nonrecourse Debt" shall have the meaning set forth in Regulations
      ------------------------
Section 1.704-2(b)(4).

     "Partner Nonrecourse Debt Minimum Gain" shall have the meaning set forth in
      -------------------------------------
Regulations Section 1.704-2(i)(2). The amount of Partner Nonrecourse Debt Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(i)(3).

     "Partner Nonrecourse Deductions" shall have the meaning set forth in
      ------------------------------
Regulations Section 1.704-2(i)(1). The amount of Partner Nonrecourse Deductions shall be determined in accordance with Regulations Section 1.704-2(i)(2).

     "Partnership Costs" means all costs necessary or appropriate for the
      -----------------
Partnership to incur, including (i) all costs of operating and administering the Partnership and (ii) all other costs reflected in each Budget and/or Business Plan or otherwise associated with any agreement, obligation or other matter either approved by the Management Committee or which does not require the approval of the Management Committee.

     "Partnership Interest" means, as to each Partner, all of the interest of
      --------------------
such Partner in the Partnership, including such Partner's (i) right to a distributive share of the Income, gain, losses and deductions of the Partnership in accordance herewith, (ii) right to a distributive share of Partnership assets, (iii) obligations as a Partner, and (iv) rights with respect to the management of the business and affairs of the Partnership, as provided herein or by law.

     "Partnership Minimum Gain" with respect to the Partnership shall have the
      ------------------------
meaning set forth in Regulations Section 1.704-2(b)(2). The amount of Partnership Minimum Gain shall be determined in accordance with Regulations
Section 1.704-2(d).

     "Payment Date" means, with respect to any Capital Call, the date on which
      ------------
the Capital Contributions requested by such Capital Call are to be made, which date shall not be less than 15 days nor more than 45 days after the date of such Capital Call.

     "Permitted Transferee" of any Partner means, with respect to such Partner,
      --------------------
any member of such Partner's Stockholder Group; provided that Imagine shall not be a Permitted Transferee with respect to MTVNS or any other member of the MTVN Stockholders Group unless and until Viacom or a wholly owned Subsidiary of Viacom owns 100% of the outstanding equity interests of Imagine.

     "Person" means any individual, firm, corporation, general or limited
      ------
partnership, joint venture, limited liability company, trust, association, division, unincorporated entity of any kind or Governmental Entity.

     "Pre-Closing and Closing Capital Contributions" shall have the meanings set
      ---------------------------------------------
forth in the Organization Agreement.

     "Prime Rate" means the rate of interest publicly announced from time to
      ----------
time by CitiBank, N.A. as its prime rate in effect at its principal office in the City of New York.

     "Programming License Agreement" means the Programming License Agreement
      -----------------------------
dated as of the date hereof between MTVN and VLLC.

     "Promotion Agreement" means the Promotion Agreement dated as of the date
      -------------------
hereof between MTVN and VLLC.

     "Regulation(s)" means United States Treasury Regulations issued under the
      -------------
Code.

     "Related Party Agreements" mean the Services Agreement, the License
      ------------------------
Agreement, the Technology Sharing and License Agreement, the Box License Agreement, the Programming License Agreement, the Database Agreement and the Promotion Agreement, as any such agreement may be amended from time to time in accordance with or not in violation of this Agreement.

     "Related Party Transaction" means any transaction between the Partnership
      -------------------------
or any of its Controlled Affiliates, on the one hand, and Viacom Inc. or any of its Controlled Affiliates, on the other hand, including the provision of advertising sales and the issuance of any equity interests in the Partnership to any employees of Viacom or of any Affiliates of Viacom or the determination by the Chief Executive Officer of the Partnership of the Fair Market Value of any property distributed by the Partnership to a Partner; provided, however, that
                                                      --------  -------
for purposes of this Agreement, (i) any transactions pursuant to and in accordance with a Related Party Agreement shall not be considered to be Related Party Transactions (except that this exception shall not apply to any amendment to any such Related Party Agreement which was required to be approved pursuant to Section 6.06 but was not so approved); and (ii) the
                     ------------
issuance of Partnership Interests or options to purchase Partnership Interests to employees of Viacom Inc. or any of its Controlled Affiliates, which, in the aggregate, do not exceed 10% of the outstanding Partnership Interests, shall not constitute a Related Party Transaction unless such Partnership Interests are issued to any such employee in lieu of regular compensation, it being understood that the issuance of any such Partnership Interests in lieu of regular compensation shall be a Related Party Transaction.

     "Reorganization" has the meaning set forth in the Parent Agreement and
      --------------
Guaranty.

     "Representative" means any representative of a Partner on the Management
      --------------
Committee.

     "Required Contribution" means, with respect to each Partner, a Capital
      ---------------------
Contribution requested from such Partner by the Partnership pursuant to a Capital Call issued after the Closing in accordance with the provisions of
Section 3.03, to the extent such Capital Contribution, when aggregated with all
------------
Capital Contributions made by such Partner's Stockholder Group after the date of the Closing and prior to such Capital Call, but excluding the Capital Contribution made pursuant to Section 3.02, the transfers required pursuant to
                              ------------
Sections 2.6 and 2.7 of the Organization Agreement, and the Pre-Closing and Closing Capital Contribution, would not exceed the Maximum Capital Contribution Obligation of Tune, if such Partner is a member of the Tune Stockholder Group, or MTVN, if such Partner is a member of the MTVN Stockholder Group.

     "Restricted Period" shall mean that period commencing on the Closing and
      -----------------
ending on the first to occur of (x) the third anniversary of the Closing or (y) the initial closing of the IPO.

     "Section 704(c) Property" means any property contributed to the Partnership
      -----------------------
by a Partner that has an adjusted tax basis for federal income tax purposes to the contributing Partner on the date of its contribution that differs from its fair market value on such date and any Partnership property that is revalued pursuant to Section 5.01(b).
            ---------------

     "Services Agreement" means the Mutual Services Agreement dated as of the
      ------------------
date hereof between Viacom and the Partnership.

     "Shares" has the meaning set forth in the Parent Agreement and Guaranty.
      ------

     "Stockholder Group" shall mean, with respect to Tune, Liberty and its
      -----------------
wholly-owned Subsidiaries and TCI Music and its wholly-owned Subsidiaries (provided that for this purpose Liberty Media Group LLC shall be deemed a wholly owned subsidiary of Liberty), and with respect to MTVNS, Viacom Inc. and its wholly-owned Subsidiaries (including, for purposes of this definition, Imagine for so long as its performance hereunder is guaranteed by MTVN pursuant to the Parent Agreement and Guaranty or otherwise, provided that Imagine shall not be deemed a member of the MTVN Stockholder Group for purposes of making Transfers of Partnership Interests to it unless and until Viacom or a wholly-owned Subsidiary of Viacom owns 100% of the outstanding equity interests of Imagine), in each case so long as such member of a Stockholder Group remains a wholly-owned direct or indirect Subsidiary (including, for purposes of this definition, Imagine) of TCI Music, Liberty or Viacom Inc., as applicable.

     "Subsidiary" of any Person means a corporation, company or other entity (i)
      ----------
more than fifty percent (50%) of whose outstanding shares or securities are, now or hereafter, owned or controlled, directly or indirectly through one or more Subsidiaries, by such Person, and the shares or securities so owned entitle such Person and/or Subsidiaries to elect at least a majority of the members of the board of directors or other managing authority of such corporation, company or other entity or (ii) which does not have outstanding shares or securities, as may be the case in a partnership, limited liability company, joint venture or unincorporated association, but more than fifty percent (50%) of whose ownership interest is, now or hereafter, owned or controlled, directly or indirectly through one or more Subsidiaries, by such Person, and the ownership interest so owned entitles such Person and/or Subsidiaries to make the decisions for such corporation, company or other entity; provided, in each case, that such corporation, or company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists.

     "Target Value" means the sum of (x) $175 million and (y) the amount of any
      ------------
Non-Required Contributions made by Tune in excess of $5 million of Non-Required Contributions; provided, however, that the Target Value shall not exceed $185
               --------  -------
million.

     "TCI Music" means TCI Music, Inc., a Delaware corporation, and any entity
      ---------
into which it may be merged or with which it may be consolidated or to which it may transfer all or substantially all of its assets.

     "Technology Sharing and License Agreement" means the Technology Sharing and
      ----------------------------------------
License Agreement dated as of the date hereof between MTVN and VLLC.

     "Transfer" means to sell, exchange, assign or transfer.
      --------

     "Tune Partnership Interest Value" means the amount determined pursuant to
      -------------------------------
the following procedure, which determination shall be final and binding on the parties hereto. Upon receipt by MTVNS of the written notice from (i) Tune provided for in Section 12.01 or (ii) Tune or a Subject Transferee provided for
                -------------
in Section 12.03(a), or receipt by Tune or a Subject Transferee of the written
   ----------------
notice from MTVNS under Section 12.03(b), MTVNS and Tune and/or any Subject
                        ----------------
Transferee shall attempt to mutually agree on the Fair Market Value of the Tune Partnership Interest as of the applicable date. If such Persons are unable to reach agreement within 60 days after the date of such notice, each of Tune (and any such Subject Transferee), on the one hand, and MTVNS, on the other hand, shall, within 30 days thereafter, retain an investment bank to determine the Fair Market Value of the Tune Partnership Interest held by Tune and/or any Subject Transferee as of the applicable date. If any such Person fails to retain an investment bank within such 30-day period, the investment bank retained shall be the sole investment bank to make such determination. Each investment bank (or, in the event any Person fails to retain one, the sole investment bank) shall submit its estimation as of the applicable date of the Fair Market Value within 45 days from the date of its selection. If the determination of such Fair Market Value by the investment banks differ by less than 10% of the average of the two determinations, the Fair Market Value shall be the average of the two determinations. If such determinations vary by more than 10% of the average of such two determinations, the two investment banks shall promptly designate a third investment bank which shall be unaffiliated with any of the first two investment banks and shall not have had any significant affiliation with, or engagement for, any of the Partners (or any such Subject Transferee) or any Affiliate of any of the Partners (or any such Subject Transferee) during the two years prior to its selection. The third investment bank shall select one of the two determinations as the Fair Market Value as of the applicable date of the Tune Partnership Interest within 30 days from the date of its selection. In determining the Tune Partnership Interest Value, the investment bank or banks shall be instructed to assume the continuation of the Promotion Agreement in accordance with its then current terms.

     "Viacom" means Viacom International, Inc., a Delaware corporation and any
      ------
entity into which it may be merged or with which it may be consolidated or to which it may transfer all or substantially all its assets.

     "Viacom Inc." means Viacom Inc., a Delaware corporation and any entity into
      -----------
which it may be merged or with which it may be consolidated or to which it may transfer all or substantially all its assets.

     Section 1.02.    Additional Definitions.
                      ----------------------

     The following additional terms have the meaning ascribed thereto in the Section or Schedule indicated below next to such term:

     Defined Term                                     Section Defined In
     ------------                                     ------------------
     Acceptance Period                                             12.02
     Agents                                                        15.14
     Appraiser                                                     11.02
     Appraiser Dispute Notice                                      11.02
     Appraiser Notifying Party                                     11.02
     Appraiser Receiving Party                                     11.02
     Appraiser's Findings                                          11.02
     Audit Costs                                                   11.01
     Auditor                                                       11.01
     Auditor's Findings                                            11.01
     Box                                                        Preamble
     Budget                                                         6.04
     Business                                                       2.07
     Business Plan                                                  6.04
     Call Closing Date                                             12.03
     Call Notice                                                   12.03
     Call Purchase Price                                           12.03
     Capital Account                                                5.01
     Certificate                                                    2.01
     Committee Decision                                             6.05
     Confidential Information                                      15.14
     Damages                                                        9.02
     Defaulting Partner                                             9.01
     Discount Amount                                                8.05

     Defined Term                                     Section Defined In
     ------------                                     ------------------
     Dispute Notice                                                11.01
     Drag Along Notice                                              8.05
     Drag Along Transfer Fraction                                   8.05
     Electing Partners                                             12.02
     Event of Default                                               9.01
     Event of Termination                                          10.01
     Excess Interests                                              12.02
     Extraordinary Decision                                         6.06
     Fiscal Year                                                    5.06
     Imagine                                                    Preamble
     Issuance Notice                                               12.02
     Management Committee                                           6.01
     MTVN Stockholder Group                                         1.01
     MTVNS                                                      Preamble
     MTVNS Partnership Interest                                     3.01
     Negotiation Period                                             8.04
     Non-Defaulting Partner                                         9.02
     Notifying Party                                               11.01
     Offered Interests                                             12.02
     Officers                                                       6.03
     Other Partner                                                  8.05
     Partner Loan                                                   3.05
     Partnership                                                Preamble
     Percentage Interest                                            3.01
     Premium Amount                                                 8.05
     Proposed Budget                                                6.04
     Proposed Business Plan                                         6.04
     Proprietary Information                                       15.14
     Put/Call Closing                                              12.03
     Put Closing Date                                              12.03
     Put Interest                                                  12.03
     Put Notice                                                    12.03
     Put Purchase Price                                            12.03
     Receiving Party                                               11.01
     Related Party Transaction Notice                              11.02
     SonicNet                                                   Preamble
     Subject Transaction                                           11.01
     Subject Transferee                                            12.03
     Tag Along Notice                                               8.05
     Tag Along Transfer Fraction                                    8.05
     Tax Matters Partner                                            7.03
     Transferring Partner                                           8.05
     Tune                                                       Preamble
     Tune Minimum Condition                                         6.01

     Defined Term                                     Section Defined In
     ------------                                     ------------------
     Tune Notice                                                   12.01
     Tune Partnership Interest                                      3.01
     Tune Stockholder Group                                         1.01
     VLLC                                                       Preamble


     Section 1.03.    Terms Generally.  The definitions in Sections 1.01 and
                      ---------------                      -------------
1.02 shall apply equally to both the singular and plural forms of the terms
----
defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The words "herein", "hereof" and "hereunder" and words of similar import refer to this Agreement (including the Exhibits and Schedules) in its entirety and not to any part hereof unless the context shall otherwise require. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Unless the context shall otherwise require, any references to any agreement or other instrument or statute or regulation are to it as amended and supplemented from time to time (and, in the case of a statute or regulation, to any successor provisions). Any reference in this Agreement to a "day" or number of "days" (without the explicit qualification of "Business") shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice shall be deferred until, or may be taken or given on, the next Business Day.

                                   ARTICLE II

                    FORMATION, NAME AND TERM OF PARTNERSHIP
                    ---------------------------------------

     Section 2.01.    Formation of the Partnership.  The Partners agree that the
                      ----------------------------
Partnership shall be a limited partnership pursuant to the Act, for the purposes and upon the terms and conditions set forth in this Agreement. The General Partner shall file and record a Certificate of Limited Partnership of the Partnership (the "Certificate") in the office of the Secretary of State of the State of Delaware and provide a copy as filed to each of the Partners. The General Partner shall also file and record all other such certificates and documents including amendments to the Certificate, as may be required or appropriate to comply with all requirements for the formation and operation of the Partnership as a limited partnership, the ownership of property and the conduct of business under the laws of the State of Delaware and of any other jurisdictions in which the Partnership may own property or conduct business.
The General Partner shall provide the Partners with certified copies of each such document as filed and recorded.

     Section 2.02.    Name of Partnership.  The name of the Partnership shall be
                      -------------------
"MTVN Online, L.P." The business of the Partnership shall be the Business, which may be conducted under such other name and/or names and variations thereof as the Management Committee may from time to time select. Except as set forth in any of the Additional Agreements, the name and any trade or service names, marks, emblems or logos used by the Partnership shall be the exclusive property of the Partnership, and no Partner shall have the right to use, and each Partner agrees not to use, any of said names, marks, emblems or logos other than on behalf of the Partnership unless otherwise agreed to in writing among the Partners. Nothing in this Section 2.02 or elsewhere in this
                                             -----------
Agreement is intended to, nor shall it, grant to the Partnership any right to use any trade name, trademark, service mark, design or logo proprietary to any Partner or any Affiliate of a Partner or otherwise to infringe upon the intellectual property rights of a Partner or any Affiliate of a Partner. The parties acknowledge that certain provisions of the Additional Agreements grant certain intellectual property rights of certain of the Partners and/or their Affiliates to the Partnership.

     Section 2.03.    Term of Partnership.  The term of the Partnership shall
                      -------------------
commence upon the filing of the Certificate in the office of the Secretary of State of the State of Delaware and shall continue unless terminated in accordance with the terms of this Agreement.

     Section 2.04.    Principal Office.  The principal executive office of the
                      ----------------
Partnership shall be located at 1515 Broadway, New York, New York or such other place as the Management Committee shall designate, provided that such principal executive office shall be located in New York City.

     Section 2.05.    Residences.  The place of residence of each Partner is its
                      ----------
address set forth in Section 15.01.
                     -------------

     Section 2.06.    Delaware Office; Agent for Service of Process.  The
                      ---------------------------------------------
address of the Partnership's registered office in the State of Delaware is in care of The Prentice-Hall Corporation System, Inc., 1013 Centre Road, Wilmington, Newcastle County, Delaware 19805, and the name of the registered agent for service of process of the Partnership is The Prentice-Hall Corporation System, Inc. The Management Committee may from time to time appoint a new registered agent for the Partnership.

     Section 2.07.    Purpose.  Subject to, and upon the terms and conditions
                      -------
of, this Agreement, the purposes and business of the Partnership (the "Business"), directly or through subsidiaries, will be to (a) develop, operate, manage, market, promote, distribute and license text, audio and/or video music, music-related and/or music-themed services online and (b) engage in activities reasonably related thereto, including e-commerce applications and consumer oriented commercial transactions related thereto. Services that are intended principally to be delivered to internet browsers or software with browser functionality, even if such browsers or browser functionality are operating through a set-top box or a television set and/or are used to deliver video clips or video programs, shall be included in the Business. The terms "browsers" and "browser functionality" for purposes of the foregoing shall refer to software consisting of or containing a graphical user interface which provides the capability for the user to exercise substantial control over the selection, timing, sequence and configuration of content being viewed, when such software is used to view content that has been specifically adapted to be subject to such user controls, and is not primarily intended to be viewed in a linear, sequential manner. Notwithstanding anything to the contrary contained herein, businesses that are substantially similar to the businesses traditionally conducted by television, cable and satellite television program services, and businesses presently described as "near video on demand" and "video on demand" shall not be considered to be within the Business. The Partnership shall have all the powers now or hereafter conferred by the laws of the State of Delaware on limited partnerships formed under the Act and, subject to the limitations of this Agreement, may do any and all lawful acts or things that are necessary, appropriate, incidental or convenient for the furtherance and accomplishment of the purposes and businesses of the Partnership. Notwithstanding the foregoing, the Partnership may, in addition to the Business, acquire and take any action it deems appropriate with respect to any assets relating to the programming service owned by Box or Box LLC and any FCC Licenses relating thereto.

     Section 2.08.    Property Ownership.  Subject to Section 2.02 and except as
                      ------------------              ------------
otherwise expressly provided herein, all assets and property, whether real, personal or mixed, tangible or intangible, including contractual rights, owned or possessed by the Partnership shall be held or possessed in the name of the Partnership; all such assets, property and rights shall be deemed to be owned or possessed by the Partnership as an entity, and none of the Partners individually shall have any separate ownership in such assets, property or rights. Each Partner's Partnership Interest is personal property for all purposes.

                                  ARTICLE III

                              PARTNERSHIP CAPITAL
                              -------------------

     Section 3.01.    Percentage Interests.
                      --------------------

            (a) The "Percentage Interest" of each Partner as of any date shall be equal to the percentage obtained by dividing (i) the aggregate amount of all Capital Contributions made by such Partner in cash and the Agreed Value of all Capital Contributions made by such Partner other than in cash as of such date by (ii) the aggregate amount of all Capital Contributions made by all the Partners in cash and the Agreed Value of all Capital Contributions made by all the Partners other than in cash as of such date. The Percentage Interest of a Stockholder Group shall be the percentage equal to the sum of the Percentage Interests of all the Partners in such Stockholder Group. The initial Percentage Interest of each Partner as of the date of this Agreement is as follows:

     VLLC ........................................................     1%
     interest as the General Partner

          ........................................................    69%
     interest as a Limited Partner

     Imagine .....................................................    20%
     interest as a Limited Partner

     SonicNet ....................................................  8.75%
     interest as a Limited Partner

     Box .........................................................  1.25%
     interest as a Limited Partner

            (b) For purposes of this Agreement, (i) VLLC is treated as though it holds a single Partnership Interest, even though it holds a portion of its Partnership Interest as a General Partner, (ii) the combined Partnership Interest of VLLC and Imagine and their Permitted Transferees may be referred to as the "MTVNS Partnership Interest" and (iii) the combined Partnership Interest of SonicNet and Box and their Permitted Transferees may be referred to as the "Tune Partnership Interest." Whenever this Agreement requires that notice be given to, or any rights be given to, Tune or MTVNS, they shall be given to both SonicNet and Box and their Permitted Transferees or to both VLLC and Imagine and their Permitted Transferees, respectively. Whenever this Agreement permits rights to be exercised by Tune, on the one hand, or MTVNS, on the other hand, SonicNet or Box (or both) and their Permitted Transferees, on the one hand, or VLLC or Imagine (or both) and their Permitted Transferees, on the other hand, may exercise such rights, respectively. Notwithstanding anything in this Agreement to the contrary, the Partners intend that MTVNS shall hold one ninetieth (1/90) of its Partnership Interest as a General Partner and eighty-nine ninetieths (89/90) of its Partnership Interest as a Limited Partner. Accordingly, the amount of any Capital Contributions made by MTVNS pursuant to
Article III and any allocations and distributions to MTVNS pursuant to Article
-----------                                                            -------
IV or Article V shall, except as otherwise provided therein, be allocated one
--    ---------
ninetieth (1/90) to the Partnership Interest held by MTVNS as a General Partner and eighty-nine ninetieths (89/90) to the Partnership Interest held by MTVNS as a Limited Partner. In the event that the Partnership Interest of a Partner is otherwise increased or decreased pursuant to this Agreement, the amount of the increase or decrease, as the case may be, shall be allocated in accordance with the intent of this paragraph.

     Section 3.02.    Contribution of Partnership Assets.  On the Closing Date,
                      ----------------------------------
each Partner shall transfer to the Partnership those assets specified in the Contribution Agreement to which such Partner is a party, and the Agreed Value of such assets shall be as set forth on Schedule 1; such assets shall be
                                     ----------
transferred to the Partnership in accordance with the applicable Contribution Agreement. As a result of such transfer, the Capital Accounts of each Partner will be credited with an amount equal to the Agreed Value of the assets contributed by such Partner. Prior to the Closing Date, each Partner has made Pre-Closing Capital Contributions in an amount equal to the amount set forth opposite such Partner's name in Schedule 1, and the Capital Accounts will be
                                ----------
credited with the amounts of such Capital Contributions. At the Closing each Partner shall make a Closing Capital Contribution in the amount set forth opposite its name on Schedule 1, and the Capital Accounts will be credited with
                     ----------
the amounts of such Capital Contributions.

     Section 3.03.    Additional Capital Contributions.
                      --------------------------------

               (a) Each Budget shall set forth any Capital Contributions which are expected to be necessary to fund Partnership Costs during the Fiscal Year covered by such Budget, which Capital Contributions shall be designated as Required Contributions and/or Non-Required Contributions, depending upon whether such Partner has made Capital Contributions in excess of its Maximum Capital Contribution Obligations. All Capital Contributions shall be deemed to be Required Capital Contributions until such time as the applicable Partner has contributed an amount in cash or property (excluding its Pre-Closing Capital Contribution, Closing Capital Contribution, and contributions under the applicable Contribution Agreement) having an Agreed Value equal to its Maximum Capital Contribution Obligation, and thereafter all such Capital Contributions with respect to such Partner will be Non-Required Capital Contributions. Each Partner shall make all such Capital Contributions within 30 days of the date provided for in the Budget, so long as a Capital Call is given therefor, except that either Partner may elect not to make all or any portion of a Non-Required Contribution. All such Capital Contributions shall be made pro-rata in accordance with the Partners' Percentage Interests, except to the extent a Partner elects not to make all or any portion of a Non-Required Contribution.

          (b) Subject to the limitations of this Agreement, if the Management Committee determines that additional Capital Contributions are necessary from time to time to fund Partnership Costs in excess of that provided for in any then relevant Budget or pursuant to any prior Capital Call, the Management Committee shall cause the Chief Executive Officer to deliver a Capital Call to each Partner. Subject to the election of any Partner not to make all or any portion of a Non-Required Contribution, the Partners shall make all additional Capital Contributions pro rata in proportion to their Percentage Interests on the Payment Date specified in the Capital Call requesting such additional Capital Contributions; provided, however, that no Partner shall be required to
                       --------  -------
make an additional Capital Contribution in an amount in excess of the amount which, when taken together with the aggregate amount of all previous Capital Contributions (excluding, without duplication, those made pursuant to Section
                                                                      -------
3.02 and the Pre-Closing and Closing Capital Contribution) made by such Partner,
----
exceeds such Partner's Maximum Capital Contribution Obligation.

          (c) In the event that Tune elects not to make any portion of a Capital Contribution or fails to do so on or before the relevant Payment Date, MTVNS and/or any other Person(s) designated by MTVNS may make such portion of Capital Contribution (or any portion thereof) and, thereafter the Percentage Interests of each Partner shall be adjusted so that they are in proportion to the relative cumulative Capital Contributions by each Partner; provided,
                                                               --------
however, that no such additional Non-Required Capital Contribution shall be made
-------
if such additional Non-Required Capital Contribution and the related adjustment to the Percentage Interests would, on a pro forma basis, cause the Percentage Interest for the Tune Partnership Interest to be less than the lesser of (i) 5% and (ii) the percentage equal to one-half of the excess of (x) ten percent over
(y) the Percentage Interest of any portion of the Tune Partnership Interest Transferred to a Person other than a Permitted Transferee. In the event the circumstances described in the proviso of the preceding sentence apply, MTVNS and/or any other Person(s) designated by MTVNS may loan the Partnership the amount of such Capital Contribution (or portion thereof), in which event such loan(s) shall be subject to Section 3.05.
                            ------------

     Section 3.04.    Partnership Funds.  The funds of the Partnership shall be
                      -----------------
deposited in such bank accounts or invested in such investments as shall be designated by the Management Committee. Partnership funds shall not be commingled with those of any other Person without the consent of the Management Committee. The Partnership shall not lend or advance funds to, or guarantee any obligation of, a Partner or any Affiliate thereof without the prior written consent of the Management Committee.

     Section 3.05.    Partner Loans; Other Borrowings.  Subject to any
                      -------------------------------
applicable approval required by Article VI, in order to satisfy the
                                ----------
Partnership's financial needs, the Partnership may, if so determined by the Management Committee, (i) borrow from banks, lending institutions or other unrelated third parties, and may pledge Partnership properties or the production of income therefrom to secure and provide for the repayment of such loans and
(ii) borrow funds from any Partner or an Affiliate of a Partner on an unsecured basis and on market terms. Loans made by a Partner or an Affiliate of a Partner (a "Partner Loan") shall be evidenced by a promissory note of the Partnership on the terms and in the form approved by the lending Partner and the Management Committee. Unless a Partner declines to make such loan, Partner Loans shall be made pro rata in accordance with the respective Percentage Interests of the Partners (or in such other proportion as the Partners may agree). Partner Loans shall be repaid to the Partners at such times as the Partnership has sufficient funds to permit such repayment without jeopardizing the Partnership's ability to meet its other obligations on a timely basis. Nothing contained in this Agreement or in any promissory note issued by the Partnership hereunder shall require the Partnership or any Partner to pay interest or any amount as a penalty at a rate exceeding the maximum amount of interest permitted to be collected from time to time under applicable usury laws. If the amount of interest or of such penalty payable by the Partnership or any Partner on any date would exceed the maximum permissible amount, it shall be automatically reduced to such amount, and interest or the amount of the penalty for any subsequent period, to the extent less than that permitted by applicable usury laws, shall, to that extent, be increased by the amount of such reduction.

                                  ARTICLE IV

                                 DISTRIBUTIONS
                                 -------------

     No Partner shall have the right to withdraw any amount from its Capital Account, or to receive any distribution other than in accordance with this
Article IV, without the approval of the Management Committee.  No Partner shall
----------
have the right to demand or, except as otherwise provided in Section 10.02 or
                                                             -------------
Section 12.01, receive a distribution of property other than cash from the
-------------
Partnership. The Management Committee, in its sole discretion, shall determine the timing and amounts of any cash distributions, provided, however, that
                                                  --------  -------
distributions shall not be made to the extent that they would result in any Partner having a negative Adjusted Capital Account balance. The Partnership shall pay in full all Partner Loans (in accordance with the order of payment contemplated by Section 10.02(c)(iii)) prior to making any cash distributions to
                ---------------------
the Partners.  Except as otherwise contemplated by Section 10.02 or Section
                                                   -------------    -------
12.01, distributions to the Partners shall be made pro rata in accordance with
-----
each Partner's Percentage Interests.

                                   ARTICLE V

                       CAPITAL ACCOUNTS; TAX ALLOCATIONS
                       ---------------------------------

     Section 5.01.    Capital Accounts.
                      ----------------

               (a) There shall be established for each Partner on the books of the Partnership a capital account (a "Capital Account"). The Capital Account of each Partner shall be credited with (i) the amount of any Capital Contributions of cash (including Pre-Closing Capital Contributions and Closing Capital Contributions) made by such Partner to the Partnership, (ii) the Agreed Value of any Capital Contributions made in property other than cash (net of any liabilities secured by such property that the Partnership is considered to assume or take subject to under Section 752 of the Code) and (iii) the amount of any Net Income or items thereof allocated to such Partner pursuant to Section
                                                                      -------
5.02. The Capital Account of each Partner shall be decreased by (i) the amount
----
of any Net Losses or items thereof allocated to such Partner pursuant to Section
                                                                         -------
5.02 and (ii) the amount of cash and the Agreed Value of any property (net of
----
any liabilities secured by such property that such Partner is considered to assume or take subject to under Section 752 of the Code) distributed to such Partner. The Capital Account of a Partner also shall be adjusted appropriately to reflect any other adjustments required pursuant to Regulations Sections 1. 704-1(b) and 1.704-2.

               (b)  Upon the occurrence of any event specified in Regulations
Section 1.704-1(b)(2)(iv)(f), the Chief Executive Officer may cause the Capital Accounts of the Partners to be adjusted to reflect the Agreed Value of the Partnership's property at such time as provided in such Regulation.

     Section 5.02.  Capital Account Allocations.
                    ---------------------------

               (a)  Allocations of Net Income, Net Loss, Business Sale Gain and
                    -----------------------------------------------------------
Business Sale Loss.  Except as otherwise provided in Sections 5.02(b), (c), (d),
------------------                                   ---------------------------
(e), (f), (g) and (h), the Net Income or Net Loss, as applicable, of the
---------------------
Partnership for each Fiscal Year shall be allocated to the Partners pro rata in accordance with their respective Percentage Interests.

               (b)  Minimum Gain Chargeback. Notwithstanding any other provision
                    -----------------------
of this Agreement, if for any Fiscal Year there is a net decrease in Partnership Minimum Gain, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, for succeeding years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, determined in accordance with Regulations Section 1.704-2(g), except as otherwise provided in Regulations Sections 1.704-2(f)(2), 1.704-2(f)(3), 1.704-
(2)(f)(4), and 1.704-2(f)(5). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f)(6). This Section
                                                                      -------
5.02(b) is intended to comply with the minimum gain chargeback requirement of
-------
Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

               (c)  Partner Minimum Gain Chargeback.  Notwithstanding any other
                    -------------------------------
provision of this Agreement, if during a Fiscal Year there is a net decrease in Partner Nonrecourse Debt Minimum Gain, each Partner who has a share of that Partner Nonrecourse Debt Minimum Gain (determined in accordance with Regulations
Section 1.704-2(i)(5)) as of the beginning of such year shall be specially allocated items of Partnership income and gain for such year (and, if necessary, for succeeding years) in an amount equal to such Partner's share of the net decrease in Partner Nonrecourse Debt Minimum Gain, determined in accordance with Regulations Section 1.704-2(i)(4) (and taking into account the exceptions provided therein). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4). This Section 5.02(c) is
                                                         ---------------
intended to comply with the minimum gain chargeback requirement in Regulations
Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

               (d)  Partner Nonrecourse Deductions.  Any Partner Nonrecourse
                    ------------------------------
Deductions for any Fiscal Year or other period shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-

2(i). If more than one Partner bears the economic risk of loss with respect to the Partner Nonrecourse Debt, then the Partner Nonrecourse Deductions attributable to that Partner Nonrecourse Debt shall be allocated among the Partners based upon the ratio in which they bear the economic risk of loss.

          (e)  Qualified Income Offset.  In the event that any Partner
               -----------------------
unexpectedly receives any adjustments, allocations or distributions described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-
1(b)(2)(ii)(d)(6), items of Partnership income and gain shall be specifically allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations promulgated under Section 704(b) of the Code, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible. This provision is intended to be a "qualified income offset" described in Regulations
Section 1.704-1(b)(2)(ii)(d) and is to be interpreted in a manner consistent therewith.

          (f)  Offsetting Allocations. In the event that any item of Partnership
               ----------------------
income, gain, loss, deduction or Section 705(a)(2)(B) Expenditure is allocated pursuant to Section 5.02(b), (c), (d) or (e), subsequent items of Partnership
            --------------------------------
income, gain, loss, deduction or Section 705(a)(2)(B) Expenditure (as determined for purposes of computing Net Income or Net Loss) shall, to the extent consistent with Sections 5.02(b), (c), (d) and (e), be allocated among the
                ----------------------------------
Partners so as to eliminate as quickly as possible on a proportionate basis, with respect to each Partner, any disparity between (i) the sum of (x) such Partner's Capital Account balance and (y) such Partner's share of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain determined in accordance with Regulations Section 1.704-2(g) and (i)(5) and (ii) the Capital Account which such Partner would have had if all Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain had been realized and all allocations of Net Income and Net Loss had been made pursuant to Section 5.02(a) (without giving
                                              ---------------
effect to the reference therein to Section 5.02 (b), (c), (d), (e) and (f)).
                                   ---------------------------------------

          (g)  Reallocations.  Notwithstanding the foregoing provisions, to the
               -------------
extent that any item of income, gain, deduction, or loss of any Partner (or any Affiliate thereof) is required to be reallocated to the Partnership pursuant to Code Section 482 or otherwise, or any item of income, gain, deduction or loss is imputed to the Partnership as a result of a transaction between the Partnership and any Partner (or any Affiliate thereof), such item shall be allocated in its entirety to such Partner.

          (h)  IPO.  Notwithstanding the foregoing provisions, in the event that
               ---
the Partnership is liquidated in conjunction with an IPO as described in Section
1.2 of the Parent Agreement and Guaranty and the number of Shares to be distributed to the Tune Partners is increased pursuant to Section 1.2 of the Parent Agreement and Guaranty, Net Income and Net Loss for the Fiscal Year in which the liquidation occurs shall be allocated in such a manner that the Capital Account balances of the Partners immediately prior to the distribution of Shares in such liquidation (but after taking into account distribution of any other assets and recognition of gain or loss with respect to the Shares pursuant to clause (C) of the proviso in the definition of Net Income or Net Loss) shall be in proportion to the number of Shares to be distributed to the Partners pursuant to Section 1.2 of the Parent Agreement and Guaranty.

     Section 5.03.    Allocations for Federal Income Tax Purposes.  The
                      -------------------------------------------
Partnership's ordinary income and losses, capital gains and losses and other tax items as determined for federal income tax purposes shall be allocated to the Partners in the same manner as the corresponding "book" items are allocated pursuant to Section 5.02. Notwithstanding the foregoing sentence, federal
            ------------
income tax items relating to Section 704(c) Property shall be allocated among the Partners in accordance with Section 704(c) of the Code or Regulations
Section 1.704-1(b)(2)(iv)(f), as applicable, using the remedial method of regulations Section 1.704-3(d) to take into account the difference between the fair market value and the tax basis of such Section 704(c) Property as of the date of its contribution to the Partnership or revaluation pursuant to Section
                                                                       -------
5.01(b).  Credits shall be allocated in accordance with the allocation of the
-------
deduction for the Partnership expenditure which gave rise to the credit. Items described in this Section 5.03 shall neither be credited nor charged to the
                  ------------
Capital Accounts of the Partners.

     Section 5.04.    Prorated Allocations.  In the event of a Transfer of any
                      --------------------
Partnership Interest, regardless of whether the transferee is already a Partner or becomes an additional, substitute or successor Partner, all items of income, gain, loss and deduction attributable to such Partnership Interest for the Fiscal Year in which the Transfer occurs shall be allocated between the transferor and the transferee on the basis of the ownership of such Partnership Interest during such Fiscal Year. Subject to Section 706 of the Code, such allocation shall be made either by prorating items of income, gain, loss and deduction for such year based upon the number of days that such Partnership Interest was owned by the transferor and the transferee, respectively, or in accordance with a closing of the books on an interim basis on the date on which the Transfer occurred, as determined by the Management Committee.

     Section 5.05.    Taxation.
                      --------

               (a) The Partners intend that the Partnership shall be treated as a "partnership" for federal, state and local income and franchise tax purposes, and each Partner agrees to take all actions reasonably necessary to achieve such intent.

               (b) In the event of a Transfer of all or part of a Partner's Partnership Interest, the Chief Executive Officer shall at the request of the transferee cause the Partnership to elect, pursuant to Section 754 of the Code, to adjust the basis of the Partnership's property; provided, however, that the
                                                   --------  -------
tax items attributable to any such basis adjustment shall be allocated solely to such transferee and such transferee shall reimburse the Partnership promptly for all costs associated with such basis adjustment, including bookkeeping, appraisal and other similar costs.

               (c) Except as otherwise expressly provided herein, all other elections required or permitted to be made by the Partnership under the Code (or applicable state or local tax law) shall be made in such manner as may be determined by the Chief Executive Officer to be in the best interests of the Partners as a group.

     Section 5.06.   Fiscal Year.  The fiscal year of the Partnership ("Fiscal
                     -----------
Year") for tax and accounting purposes shall end on the last day of December of each year.

     Section 5.07.    Interest.  No Partner shall be entitled to interest on its
                      --------
Capital Contributions or on the positive balance in its Capital Account and no such interest shall be accrued or paid.

                                  ARTICLE VI

                         MANAGEMENT OF THE PARTNERSHIP
                         -----------------------------

     Section 6.01.    Management Committee.
                      --------------------

          (a) There is hereby established a Management Committee for the Partnership (the "Management Committee"). Prior to the initial closing of the IPO, the Management Committee shall consist of nine Representatives, (i) with one Representative designated by Tune so long as (x) the Percentage Interest of the Tune Partnership Interest (including Partnership Interests held by the Tune Stockholder Group) is at least 5% (excluding any Partnership Interests issued or granted (including Partnership Interests issued upon exercise of any option, warrant or other right to acquire Partnership Interests) in any transaction or transactions with respect to which Tune has no preemptive rights pursuant to
Section 12.02 hereof), (y) neither Tune, TCI Music nor any of their Controlled
-------------
Affiliates is in material default under this Agreement or any of the Additional Agreements to which it is a party and (z) none of the Tune Stockholder Group has Transferred any portion of its Partnership Interest to any Person that is not a Permitted Transferee (the satisfaction of the foregoing clauses (x), (y) and
(z), the "Tune Minimum Condition"), and (ii) with the remaining Representatives designated by MTVNS. One Representative designated by MTVNS shall be chairperson of the Management Committee. The Persons selected to be the initial Representatives of each Partner, effective as of the date hereof are listed on
Schedule 2 hereto. The Representatives of each Partner shall at all times be
----------
executive officers or other full-time employees of either such Partner or an Affiliate of such Partner. Each Representative shall have one vote on all matters, which vote may be cast in person or by proxy.

          (b) Any Partner may, at any time, by written notice to the other Partner, remove any or all of its Representatives, with or without cause, and appoint substitute Representative(s) to serve in their stead. Each Partner shall be entitled to name an alternate Representative to serve in the place of any Representative appointed by such Partner should any such Representative not be able to attend a meeting or meetings. Each Partner shall bear the costs incurred by each Representative or alternate designated by it to serve on the Management Committee, and no Representative or alternate shall be entitled to compensation from the Partnership for serving in such capacity.

          (c) In the event any Representative dies or is unwilling or unable to serve as such or is removed from office by the Partner that designated him or her, such Partner shall promptly designate a successor to such Representative. Such successor shall be appointed as soon as possible, but in no event later than 30 days after the day such vacancy first occurs.

          (d) The written notice of a Partner's appointment of a Representative or alternate shall in each case set forth such Representative's or alternate's business and residence addresses and business telephone number. Each Partner shall promptly give written notice to the other Partner of any change in the business or residence address or business telephone number of any of its Representatives.

          (e) Each Partner shall cause its Representative(s) on the Management Committee to comply with the terms of this Agreement. In the absence of prior written notice to the contrary, any action taken by a Representative shall, so far as the other Partner is concerned, be deemed to have been duly authorized by the Partner that appointed such Representative.

     Section 6.02.    Meetings of the Management Committee.
                      ------------------------------------

          (a) The initial meeting of the Management Committee shall take place on such date and at such time and place as the Partners agree. The Management Committee shall hold a regular meeting in the fourth quarter of each year to approve the Proposed Budgets and Proposed Business Plans and otherwise at the call of the Chief Executive Officer or any Representative. The Management Committee may meet by means of telephone, conference telephone or similar communications equipment. Unless a longer notice period is established by the Management Committee, at least seven Business Days prior notice of any regular meeting and at least three Business Days' prior notice of a special meeting shall be given. Any Representative of a Partner may waive notice to such Partner of any meeting in writing before, at or after such meeting. The attendance of any Representative of a Partner at a meeting shall constitute a waiver by such Partner of notice of such meeting, except when such Representative attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not properly called. Except as otherwise determined by the Management Committee, all regular meetings of the Management Committee shall be held at the principal office of the Partnership.

          (b) At any meeting of the Management Committee, the presence or participation of at least one Representative for each Partner, in person or by proxy, shall constitute a quorum for the taking of any action, provided that (i)
                                                               --------
all Partners have received prior written notice of such meeting or have waived such notice as provided in Section 6.02(a); and (ii) no Representative can
                           ---------------
refrain from attending a meeting of the Management Committee in order to deny the establishment of a quorum. All actions required or permitted to be taken by the Management Committee may be taken, in lieu of a meeting, by written consent (which may be executed in counterparts) of the Representatives of the Partners; copies of all written consents shall be provided to all Representatives. All actions to be taken by the Management Committee shall be by the votes (or written consent) required in Section 6.05 or 6.06. Each Representative entitled
                             --------------------
to vote at a meeting of the Management Committee may authorize another Person to act for him by proxy, provided that such proxy must be signed by the
                      --------
Representative and shall be revocable by such Representative at any time prior to such meeting. Minutes of each meeting of the Management Committee shall be prepared and circulated to the Representatives. Written consents to any action taken by the Management Committee shall be filed with the minutes.

     Section 6.03.    Officers of the Partnership.  The Partnership shall have
                      ---------------------------
such officers (the "Officers") as the Management Committee may determine from time to time, it being agreed by the Partners that MTVNS will appoint the Chief Executive Officer, subject to consultation with Tune so long as Tune is entitled to designate a Representative on the Management Committee pursuant to Section
                                                                      -------
6.01.  The initial Chief Executive Officer shall be
----

Fred Seibert. The Chief Executive Officer shall be responsible for and exercise control over the Partnership, except for those matters referred to as Committee Decisions or Extraordinary Decisions. Except as provided above or as otherwise determined by the Management Committee, the Chief Executive Officer shall (x) have such powers as are usually exercised by a comparably designated officer of a Delaware corporation and (y) have the power to bind the Partnership through the exercise of such powers to the extent consistent with the terms of this Agreement. The Chief Executive Officer (or his or her designee) shall attend the meetings of the Management Committee unless otherwise requested by the Management Committee and shall provide such reports with respect to the business of the Partnership as may be requested by the Management Committee. The Chief Executive Officer may be removed with or without cause, subject, however, to obligations under any employment agreement with the Chief Executive Officer, by vote of a majority of the Management Committee.

     Section 6.04.    Budget and Business Plan.
                      ------------------------

          (a) The Initial Budget and Initial Business Plan are attached hereto as Schedules 3 and 4, respectively. The Initial Budget includes an income
   -----------------
statement prepared on an accrual basis which shall generally detail the revenues and expenses projected for the Partnership's Business through the end of 1999 and a cash flow statement which shall generally detail the receipts and disbursements projected for the Partnership's business through the end of 1999 and the amount of any corresponding cash deficiency or surplus, together with any contemplated additional Capital Contributions or contemplated borrowings of the Partnership.

          (b) The Chief Executive Officer shall submit annually to the Management Committee no later than November 1, commencing November 1, 1999 (i) a proposed Budget (each a "Proposed Budget"), which shall include any anticipated Capital Calls for the forthcoming Fiscal Year in substantially the same detail as the Initial Budget and (ii) a proposed Business Plan (a "Proposed Business Plan") for the Fiscal Year covered by the Proposed Budget or a longer period. Such Proposed Budget shall be prepared on a basis consistent with the Initial Budget and, when available, the Partnership's audited financial statements. If any Proposed Budget, Proposed Business Plan, Initial Budget or Initial Business Plan, as the case may be, is approved by the Management Committee, then such Proposed Budget, Proposed Business Plan, Initial Budget or Initial Business Plan, as the case may be, shall be considered approved and shall constitute the "Budget" or the "Business Plan," as the case may be, for all purposes of this Agreement and shall supersede any previously approved Budget or Business Plan, as the case may be. If a Proposed Budget, Proposed Business Plan, Initial Budget or Initial Business Plan, as the case may be, is not approved by the Management Committee within 21 days of its receipt thereof, then the Partners shall cause their Representatives on the Management Committee to cooperate in good faith and confer with the Chief Executive Officer for the purpose of attempting to arrive at a Budget or Business Plan, as the case may be, that can secure the approval of the Management Committee.

          (c) If, notwithstanding the foregoing procedures, on January 1 of any Fiscal Year no Proposed Budget has been approved by the Management Committee for such Fiscal Year, then the Budget for the prior Fiscal Year, adjusted (without duplication) to reflect (a) increases in the Consumer Price Index during the prior year and (b) increases or decreases resulting from the following events, shall govern until such time as the Management Committee approves a new Proposed Budget:

               (i) the operation of escalation, de-escalation or other provisions in contracts in effect at the time of approval of the prior Fiscal Year's Budget solely as a result of the passage of time or the occurrence of events beyond the control of the Partnership to the extent such contracts are still in effect and have not been terminated;

               (ii) elections made in any prior Fiscal Year under contracts contemplated by the Budget for such prior Fiscal Year regardless of which party to such contracts makes such election;

               (iii) increases or decreases in expenses annualized effect of employee additions or reductions during the prior Fiscal Year contemplated by the Budget for such prior Fiscal Year;

               (iv) interest expense attributable to any loans made to the Partnership (including Partner Loans);

               (v) increases in overhead expenses in an amount equal to the total of overhead expenses reflected in the Budget for the prior Fiscal Year multiplied by the increase in the Consumer Price Index for the prior year, but in no event more than 5%;

               (vi) the anticipated incurrence of costs during such Fiscal Year for any legal, accounting and other professional fees or disbursements in connection with events or changes not contemplated at the time of preparation of the Budget for the prior Fiscal Year;

               (vii)  the continuation of the effects of a decision made by the Management Committee or the Partners in the prior Fiscal Year with respect to any of the matters referred to in Section 6.05 or 6.06 that are
                                                  ------------    ----
     not reflected in the Budget for the prior Fiscal Year; provided, however,
                                                            --------  -------
     that no matter for which approval pursuant to Section 6.06 was required and
                                                   ------------
     obtained in one Fiscal Year shall be extended to the next Fiscal Year, except to the extent such matter was not fully executed during the first Fiscal Year, unless such matter is specifically approved pursuant to
     Section 6.06 for the year in question; and

               (viii) decreases in expense attributable to non-recurring items reflected in the prior Fiscal Year's Budget.

     Except as otherwise provided herein, any Budget established pursuant to this Section 6.04(c) shall be deemed to have been approved by the Management
     ---------------
Committee.

          (d)  If a Business Plan is submitted for approval pursuant to this
Section 6.04 and is not approved by the Management Committee, the Business Plan
------------
most
recently approved by the Management Committee pursuant to Section 6.04(b) shall
                                                          ---------------
remain in effect as the Business Plan; provided, that, if a Proposed Budget is
                                       --------
approved pursuant to Section 6.04(b) (as opposed to a Budget that is deemed
                     ---------------
approved pursuant to Section 6.04(c)), the Business Plan then in effect
                     ----------------
(including the aggregate amount of additional Capital Contributions contemplated for the applicable Fiscal Year) shall be deemed to be amended so that the Fiscal Year therein corresponding to the Fiscal Year for which such Budget has been approved shall be consistent with such Budget.

     Section 6.05.    Actions Requiring Approval by a Majority of the Management
                      ----------------------------------------------------------
Committee.  Subject to Section 6.06, except to the extent expressly provided for
---------              ------------
in the then-applicable Budget (which Budget shall not be a Budget which has been deemed approved pursuant to Section 6.04(c)), the Partnership may not take any
                            ---------------
action with respect to any of the following matters (each, a "Committee Decision") without the prior approval by a majority of the Management Committee:

               (i) the consent or implementation of any amendment to this Agreement or the Certificate of Limited Partnership which is not required to be approved as specified in Section 6.06(i);
                                    ---------------

               (ii) the acquisition of any assets by the Partnership in any single transaction or series of related transactions for consideration, in cash or otherwise, of a fair value of $500,000 or more;

               (iii) the adoption or amendment of any plan to compensate any employees with any form of equity interests in the Partnership or the granting to employees of any options therefor;

               (iv)   the making of distributions to the Partners;

               (v) the making of any Capital Calls, including any Capital Call expressly provided for in the then-applicable Budget;

               (vi)   subject to Sections 6.04(c) and (d), the approval and
                                 ----------------     ---
     adoption of a Budget, and Material Deviations therefrom, and approval and adoption of a Business Plan, and any material modifications thereto;

               (vii)  the incurrence of any indebtedness for borrowed money with an aggregate principal amount outstanding at any one time in excess of $250,000 (or such greater or lesser amount as may from time to time be approved by a majority of the Management Committee pursuant to this Section
                                                                         -------
     6.05), other than Partner Loans, provided that all Partners are offered the
     ----
     opportunity to participate (pro rata based on their respective Percentage Interests) in making such Partner Loans and the total principal amount of all such Partner Loans outstanding does not at any time exceed $1 million (or such greater or lesser amount as may from time to time be approved by a majority of the Management Committee pursuant to this Section 6.05);
                                                           ------------

               (viii) any change in the Accountants for the Partnership;

               (ix) the appointment or termination of the Chief Executive Officer or the determination of the compensation of the Chief Executive Officer;

               (x) the making of any change in the size, composition or organization of the Management Committee; provided, that the Tune Stockholder Group shall always have at least one Representative on the Management Committee to the extent provided in Section 6.01(a); or
                                                    ---------------

               (xi) the making of any offering or sale of securities of or interests in the Partnership.

     Section 6.06.    Actions Requiring Approval by a Majority of the Management
                      ----------------------------------------------------------
Committee Including the Representative of Tune.  So long as Tune is entitled to
----------------------------------------------
designate a Representative on the Management Committee pursuant to Section
                                                                   -------
6.01(a), the Partnership may not take any action with respect to any of the
-------
following matters (each, an "Extraordinary Decision") without the prior approval of a majority of the Management Committee, which majority shall include the Representative of Tune:

               (i) the consent to or implementation of any amendment to this Agreement in such a way as may adversely affect the rights of Tune and Affiliates who are Partners hereunder; provided, however, that without
                                            --------  -------
     limiting the foregoing or any other provision of this Agreement, the issuance of Partnership Interests or options to purchase Partnership Interests and the amendment of this Agreement to admit new Limited Partners shall not be deemed to adversely affect the rights of Tune and any Permitted Transferee which becomes a Partner;
     --------------------------------------------

               (ii)   the entry into any business other than the Business;

               (iii) the liquidation, dissolution or winding up the Partnership except as otherwise provided in Article X; provided, however,
                                                 ---------  --------  -------
     that Tune shall cause its Representative not to unreasonably withhold approval thereof;

               (iv) the entry into any material amendment to any of the Related Party Agreements;

               (v) the issuance or sale to MTVNS or any of its Affiliates of any equity interest in the Partnership other than for cash; or

               (vi) the admission, during the Restricted Period, of a new, additional or substitute general partner that is not an Affiliate of Viacom Inc., but only in the event that such new, additional or substitute general partner would have a right to designate more Representatives to the Management Committee than MTVNS or, through contractual or other arrangements, assert greater control over the Partnership than MTVN.

     Section 6.07.    Limitation of Agency.  No Partner shall have any authority
                      --------------------
to act for or to assume any obligation or responsibility on behalf of the Partnership except (i) as approved by the Management Committee, (ii) as approved by written agreement between the

Partners, or (iii) as provided herein. No Partner shall have any authority to act for or assume any obligation or responsibility on behalf of another Partner except as approved in writing by such other Partner. In addition to the other remedies specified herein, each Partner agrees to indemnify and hold the Partnership and the other Partner or any Affiliate thereof or any partner, shareholder, director, officer, employee or agent of any of the foregoing harmless from and against any claim, demand, loss, damage, liability or expense (including reasonable attorneys' fees and disbursements and amounts paid in settlement, but excluding any indirect, special or consequential damages) incurred by or against such other Partner or the Partnership and arising out of or resulting from any action taken by the indemnifying Partner in violation of this Section 6.07.
     ------------

     Section 6.08.    Liability of Partners and Representatives.  Without
                      -----------------------------------------
limiting the duty of the General Partner under Delaware law to act in good faith, except as set forth in Section 6.10, no Partner, former Partner or
                              ------------
Representative or former Representative, no Affiliate of any thereof, nor any partner, shareholder, director, officer, employee or agent of any of the foregoing, shall be liable, in damages or otherwise, to the Partnership or any Partner for any act or failure to act in such Person's capacity as a Partner or Representative or otherwise on behalf of the Partnership unless such act or omission constituted fraudulent or willful misconduct, was performed or omitted in bad faith or constituted gross negligence or in violation of this Agreement. Each Partner, former Partner and Representative or former Representative, each Affiliate of any thereof, and each partner, shareholder, director, officer, employee and agent of any of the foregoing, shall be indemnified and held harmless by the Partnership from and against any liability for damages and expenses, including reasonable attorneys' fees and disbursements and amounts paid in settlement, resulting from any threatened, pending or completed action, suit or proceeding relating to or arising out of such Person's acts or omissions in such Person's capacity as a Partner or Representative or (except as provided in Section 6.07) otherwise involving such Person's activities on behalf of the
   ------------
Partnership, except to the extent that such damages or expenses result from the bad faith, gross negligence, fraud or willful misconduct of such indemnified Person or a violation by such Person of this Agreement or an agreement between such Person and the Partnership. Any indemnity by the Partnership under this
Section 6.08 shall be provided out of and to the extent of Partnership assets
------------
only. Notwithstanding anything to the contrary set forth in this Agreement, except as otherwise expressly required by law, a Limited Partner, in its capacity as such, shall have no liability in excess of (i) the amount of its Capital Contribution, (ii) its share of any undistributed profits and assets of the Partnership and (iii) the amount of any distributions wrongfully distributed to it.

     Section 6.09.    Indemnification.  Any Person asserting a right to
                      ---------------
indemnification under Section 6.07 or 6.08 shall so notify the Partnership or
                      ------------    ----
the other Partners, as the case may be, in writing. The indemnified Person's failure to so notify the indemnifying Person of any such matter shall not release the indemnifying Person, in whole or in part, from its obligations to indemnify under this Section 6.09, except to the extent the indemnified Person's
                     ------------
failure to so notify actually prejudices the indemnifying Person's ability to defend such action. If the facts giving rise to such indemnification shall involve any actual or threatened claim or demand by or against a third party, the indemnifying Person shall be entitled to control the defense or prosecution of such claim or demand in the name of the indemnified Person, with counsel satisfactory to the indemnified Person, if it notifies the indemnified Person in writing of its intention to do so within 20 days of its receipt of such notice, without prejudice, however, to the right of the indemnified Person to participate therein through counsel of its own choosing, which participation shall be at the indemnified Person's expense unless (i) the indemnified Person shall have been advised by its counsel that use of the same counsel to represent both the indemnifying Person and the indemnified Person would present a conflict of interest (which shall be deemed to include any case where there may be a legal defense or claim available to the indemnified Person which is different from or additional to those available to the indemnifying Person), or (ii) the indemnifying Person shall fail vigorously to defend or prosecute such claim or demand within a reasonable time, in which case the reasonable fees of counsel for the indemnified Person shall be for the account of the indemnifying Person and the indemnifying Person shall not have the right to direct the defense of such action on behalf of the indemnified Person. Whether or not the indemnifying Person chooses to defend or prosecute such claim, the Partnership and the parties hereto shall cooperate in the prosecution or defense of such claim and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may reasonably be requested in connection therewith. The indemnifying Person shall not settle or permit the settlement of any such third party claim or action in which any relief other than the payment of money damages is sought against the indemnified Person without the prior written consent of the indemnified Person which consent shall not be unreasonably withheld. The indemnified Person shall not settle or permit the settlement of any claim or action for which it is entitled to indemnification without the prior written consent of the indemnifying Person, unless the indemnifying Person shall have failed to assume the defense thereof after the notice referred to in the first sentence of this
Section 6.09, and in the manner provided above.
------------

     Section 6.10.    Right of Partners Against Partnership and General Partner
                      ---------------------------------------------------------
in Certain Events.  Notwithstanding anything herein to the contrary, so long as
-----------------
the Tune Minimum Condition is met and MTVNS owns a majority of the Partnership Interests, in the event that the Partnership defaults under any of the Programming License Agreement, the Trademark License Agreement or the Technology Sharing and License Agreement, and, as a result of any such breach, MTVN or any Controlled Affiliate seeks to terminate any such agreement pursuant to its rights as Licensor thereunder, Tune shall have the right to bring and maintain an action against the Partnership and/or the General Partner with respect to such breach and, if applicable, a related breach of the duty of good faith; in the event of any liability of the Partnership or the General Partner in any such action, the General Partner shall not be entitled to any indemnification hereunder from the Partnership. Tune shall be entitled to be reimbursed its costs and reasonable expenses in bringing and maintaining such action without regard to the outcome of such action.

     Section 6.11.    Temporary Right to Direct Management Committee.  In the
                      ----------------------------------------------
event of any breach by the Partnership of any of the Programming License Agreement, the Trademark License Agreement or the Technology Sharing and License Agreement in the circumstances set forth in Section 6.10 and the Partnership's failure to cure such breach during the initial applicable cure period, then MTVN shall take such actions, for a period of 30 days following the expiration of such initial cure period, as may be reasonably requested by Tune to cause such breach to be cured, including directing the Management Committee to take action, subject to its fiduciary duties, to cause the Partnership to cure such breach as requested by Tune.

                                  ARTICLE VII

                    BOOKS, RECORDS, REPORTS AND ACCOUNTINGS
                    ---------------------------------------

     Section 7.01.    Books and Records.  The Chief Executive Officer shall keep
                      -----------------
or cause to be kept current and complete books of account and records which shall fully and accurately reflect all transactions of the Partnership and other matters and include all documents and other materials with respect to the Partnership's business as are usually entered and maintained by Persons engaged in similar businesses. The books of the Partnership shall be kept on an accrual basis of accounting and in accordance with GAAP consistently applied, and shall be audited annually by the Accountants at the Partnership's cost. The books of the Partnership shall at all times be maintained at the principal executive office of the Partnership. Each Partner and its duly authorized representatives shall have the right, during normal business hours and at such Partner's sole cost and expense, to examine and audit the Partnership's books, records and documents, to copy any of such books, records and documents and to inspect the properties and operations of the Partnership, for any lawful purpose related to the affairs of the Partnership or the investment in the Partnership by such Partner. The Partnership's books of account, records and documents shall be filed and preserved for such period as may be required by law or reasonably requested by either Partner.

     Section 7.02.    Financial Statements.  The Chief Executive Officer shall
                      --------------------
cause to be delivered to each Partner the financial statements listed in clauses
(i) and (ii) below, prepared, in each case, in accordance with GAAP consistently applied (and, if required by any Partner for purposes of reporting under the Securities and Exchange Act of 1934, Regulation S-X), and such other reports as any Partner may reasonably request from time to time. Such financial statements shall be accompanied by an analysis, in reasonable detail, of the variance between the financial condition and result of operations reported therein and the corresponding amounts for the applicable period or periods in the Business Plan. The quarterly financial statements referred to in clause (ii) below may be subject to normal year-end audit adjustments.

               (i) As soon as practicable following the end of each Fiscal Year (and in any event not later than 75 days after the end of such Fiscal
     Year), a balance sheet of the Partnership as of the end of such Fiscal Year and the related statements of operations, Partners' capital (deficiency) and cash flows for such Fiscal Year, together with appropriate notes to such financial statements and supporting schedules, all of which shall be audited and certified by the Accountants, and in each case to the extent the Partnership was in existence, setting forth in comparative form the corresponding figures for the immediately preceding Fiscal Year (in the case of the balance sheet) and the two immediately preceding Fiscal Years (in the case of the statements).

               (ii) As soon as practicable following the end of each fiscal quarter (and in any event not later than 30 days after the end of such fiscal quarter), a balance sheet of the Partnership as of the end of such fiscal quarter and the related statements of operations, Partners' capital (deficiency) and cash flows for such fiscal quarter and for the Fiscal Year to date, in each case to the extent the Partnership was in existence, setting forth in comparative form the corresponding figures for the prior year's fiscal quarter and interim period corresponding to the fiscal quarter and interim period just completed.

     Section 7.03.    Tax Returns and Information.
                      ---------------------------

          (a) The General Partner shall act as the "tax matters partner" of the Partnership within the meaning of Section 6231(a)(7) of the Code (and in any similar capacity under applicable state or local law) (the "TAX MATTERS PARTNER"). The Tax Matters Partner shall take reasonable action to cause each other Partner to be treated as a "notice partner" within the meaning of Section 6231(a)(8) of the Code. All reasonable expenses incurred by the General Partner while acting in its capacity as Tax Matters Partner (pursuant to the Agreement or applicable law) shall be paid or reimbursed by the Partnership. Each Partner shall have the right to participate in (i) any administrative proceeding relating to the determination of Partnership items at the Partnership level and
(ii) any discussions with the Internal Revenue Service relating to the allocations pursuant to Section 5.03 or Section 5.04. The Tax Matters Partner
                        ------------    ------------
shall from time to time upon request of any other Partner confer, and cause the Partnership's tax attorneys and accountants to confer, with such other Partner and its attorneys and accountants on any matters relating to a Partnership tax return or any tax election.

          (b) The Tax Matters Partner shall cause all federal, state, local and other tax returns and reports (including amended returns) required to be filed by the Partnership to be prepared and timely filed with the appropriate authorities and shall cause all income or franchise tax returns or reports required to be filed by the Partnership to be sent to each Partner for review at least 15 Business Days prior to filing. All such income or franchise tax returns of the Partnership shall be prepared by MTVN pursuant to the Services Agreement unless the Management Committee otherwise determines.

          (c) The Tax Matters Partner shall cause to be provided to each Partner as soon as possible after the close of each Fiscal Year (and, in any event, no later than March 15 of each year), a schedule setting forth an estimate of such Partner's distributive share of the Partnership's income, gain, loss, deduction and credit as determined for federal income tax purposes and any other information relating to the Partnership that is reasonably required by such Partner to prepare its own federal, state, local and other tax returns. At any time after such schedule and information have been provided, upon at least two Business Days' notice from a Partner, the Partnership shall also provide each Partner with a reasonable opportunity during ordinary business hours to review and make copies of all work papers related to such schedule and information or to any return provided under Section 7.03(b). The Tax Matters
                                            ---------------
Partner will provide or cause to be provided to each Partner, concurrently with the returns provided under Section 7.03(b), a schedule explaining any variances
                           ---------------
between the schedule and information provided under this Section 7.03(c) and the
                                                         ---------------
information included in the returns provided under Section 7.03(b). The Tax
                                                   ---------------
Matters Partner shall also cause to be provided to each Partner, at the time that the quarterly financial statements are required to be delivered pursuant to
Section 7.02(ii), an estimate of each Partner's share of all items of income,
----------------
gain, loss, deduction and credit of the Partnership for the fiscal quarter just completed and for the Fiscal Year to date for federal income tax purposes.

                                 ARTICLE VIII

                     DISPOSITIONS, ADMISSIONS, WITHDRAWALS
                     -------------------------------------

     Section 8.01.    Prohibition on Dispositions of Partnership Interests;
                      -----------------------------------------------------
Withdrawals; Admissions.  Except for Dispositions made pursuant to and in
-----------------------
compliance with the terms and conditions of this Article VIII or with the prior
                                                 ------------
written consent of the other Partner, no Partner shall Dispose of all or any part of its Partnership Interest. A purported Disposition of all or any part of a Partnership Interest in violation of this Agreement shall be void and of no force or effect. After any Dispositions of a Partnership Interest permitted by this Agreement, the transferred Partnership Interest shall continue to be subject to all the provisions of this Agreement, including the provisions of this Article VIII, except that no transferee of the Tune Partnership Interest
     ------------
(other than a Permitted Transferee which is a member of the Tune Stockholder Group) shall be entitled to any rights under Section 12.01. (In the event of
                                             -------------
any Disposition of all or any portion of the Tune Partnership Interest after the Offering Expiration Date, the Tune Stockholder Group shall be entitled to all distributions, if any, to be made under Section 12.01.) No Partner shall
                                        ---------------
withdraw from the Partnership, except with the prior written consent of the other Partners. Unless otherwise expressly agreed by the other Partners, the withdrawal of a Partner, whether or not permitted, shall not relieve the withdrawn Partner of its obligations under Section 6.09, Section 12.03 or
                                           ------------  -------------
Section 15.14 and shall not relieve such Partner or any of its Affiliates of its
-------------
obligations under, or result in a termination of or otherwise affect, any Additional Agreement or any agreement between the Partnership and such Partner or Affiliate then in effect, except to the extent provided therein. Upon completion of any Disposition made pursuant to this Article VIII, the transferee
                                                    ------------
of the Partnership Interest (if not already a Partner) shall be admitted as a Partner without any further action upon compliance with the provisions of

Section 8.06.
------------

     Section 8.02.    Dispositions of Partnership Interests to a Permitted
                      ----------------------------------------------------
Transferee.  A Partner may Dispose of all or any portion of its Partnership
----------
Interest to a Permitted Transferee of such Partner without the consent of the other Partners, provided that, unless otherwise agreed by the nontransferring Partners, such Disposition (whether considered alone or taken together with prior Dispositions) would not cause the Partnership to lose its status as a Partnership for federal income tax purposes and would not result in the violation of any applicable law.

     Section 8.03.    Dispositions After the Restricted Period.  At any time
                      ----------------------------------------
after the end of the Restricted Period, (i) MTVNS and any Permitted Transferee of MTVNS may Dispose of any or all of its Partnership Interest without restriction hereby, except as provided in Section 8.06(a), but only so long as
                                          ---------------
it complies with Section 8.05(a) to the extent applicable and (ii) Tune and any
                 ---------------
Permitted Transferee of Tune may Dispose of any or all of its Partnership Interest without restriction hereby, except as provided in Section 8.06(a), but
                                                           ---------------
only so long as it complies with Section 8.04; provided, however, that,
                                 ------------  --------  -------
notwithstanding anything to the contrary contained herein, any successor to Tune or MTVNS or any Permitted Transferee of Tune or MTVNS shall be subject to the provisions of this Agreement, including, without limitation, Sections 8.05 and
                                                             -----------------
8.06.
----

     Section 8.04.    Right of First Offer.
                      --------------------

     In the event that Tune or any Permitted Transferee of Tune desires to Dispose of any or all of the Tune Partnership Interest at any time or from time to time after the end of the Restricted Period to a Person other than a Permitted Transferee, it shall notify MTVNS in writing of such desire at least 30 days prior to making any such Disposition. MTVNS or its designee may, at any time during such 30-day period prior to any such desired Disposition make an offer to purchase such portion of the Tune Partnership Interest that Tune or its Permitted Transferee has indicated it desires to Dispose of, which offer, if accepted, shall constitute a valid and binding agreement subject to the applicable provisions of Section 8.06. Tune or any Permitted Transferee of Tune shall, if requested by MTVNS, negotiate in good faith for a 30-day period following the delivery of such notice by MTVNS or its designee (the "Negotiation Period") to reach an agreement for the sale of the Tune Partnership Interest to MTVNS. If no such agreement is reached, MTVNS may confirm its prior offer or make a new offer to Tune regarding the purchase of such portion of the Tune Partnership Interest, which reconfirmed or new offer, if made, shall, if accepted, constitute a valid and binding agreement subject to the applicable provisions of Section 8.06. If Tune or its Permitted Transferee elects to accept such offer, it shall do so on the terms and subject to the conditions specified in such offer (but MTVNS or its designee shall be obligated to pay interest on the purchase price for any period from 90 days after acceptance of such offer until the consummation thereof at an annual rate equal to LIBOR plus 1% unless the delay in such consummation is primarily attributable to any act or failure to take a required action on the part of Tune or such Permitted Transferee); if it elects not to accept such offer or if MTVNS fails to make any such offer, Tune or its Permitted Transferee may, for a period of 180 days (or 270 days, if pursuant to a binding agreement entered into within 100 days) after the earlier of (i) the receipt of the last bona fide offer from MTVNS or its designee or (ii) the expiration of the Negotiation Period or the 30 day prior notice period, if MTVNS does not request it to negotiate, Dispose of or agree to Dispose of any or all of its Partnership Interest to any Person other than MTVNS or its designee (x) if no such offer was made by MTVNS or its designee, at any price or on any terms or conditions subject to compliance with the applicable provisions of this Agreement, or (y) if any such offer was made, on terms (including price (evaluated on an after-tax basis)) and other terms and conditions, taken as a whole, which are no more favorable to the transferee than those set forth in the last bona fide offer made by MTVNS or its designee.

     Section 8.05.    Tag Along; Drag Along.
                      ---------------------

          (a) If at any time after the end of the Restricted Period and prior to the sixth anniversary thereof, MTVNS and/or its Permitted Transferee(s) (the "Transferring Partner") receives a bona fide third party offer (other than in connection with a Disposition to a Permitted Transferee) to purchase or otherwise acquire, in a single transaction or series of related transactions, an aggregate amount of Partnership Interests such that the prospective transferee(s) (together with their Affiliates) would beneficially own more than 50% of the total Capital Accounts of the Partners which such Transferring Partner desires to accept, then such Transferring Partner shall offer to Tune and/or its Permitted Transferee(s) (the "Other Partner(s)") the right to participate in the proposed sale by written notice (the "Tag Along Notice") delivered within 10 days after its tentative decision to accept such offer and specifying in reasonable detail the identity of the prospective transferee(s) and the terms and conditions of such transaction(s). The Other Partner(s) may elect to participate in the contemplated transaction(s) by delivering written notice to the Transferring Partner within 15 days after delivery of the Tag Along Notice. Each Other Partner shall be entitled to transfer the same fraction of its interest in the Partnership as is transferred by the Transferring Partner (the "Tag Along Transfer Fraction") and to receive an amount therefor which shall be equal to (x) the product of (i) the Tag Along Transfer Fraction and (ii) such Other Partner's Capital Account, plus (y) the "Premium Amount," if any, and minus (z) the "Discount Amount," if any. The Premium Amount shall be equal to the product of (i) (a) the excess, if any, of the purchase price for the Transferred Interest over the Capital Account attributable to such Transferred Interest divided by (b) the Percentage Interest in the Partnership represented by such Transferred Interest, and (ii) the Percentage Interest in the Partnership represented by the fraction of the Other Partner's interest in the Partnership that is to be transferred pursuant to this Section. The Discount Amount shall be equal to the product of (i)(a) the excess, if any, of the Capital Account attributable to such Transferred Interest over the purchase price for the Transferred Interest divided by (b) the Percentage Interest in the Partnership represented by such Transferred Interest, and (ii) the Percentage Interest in the Partnership represented by the fraction of the Other Partner's interest in the Partnership that is to be transferred pursuant to this Section. For this purpose, "Transferred Interest" means the interest in the Partnership to be sold by the Transferring Partner. If the Disposition of the Transferring Partner's Partnership Interest is pursuant to a series of related transactions, then the purchase price for the interest of the Other Partner(s) shall be determined as above by using the weighted average of the amounts offered to the Transferring Partner. Each Transferring Partner shall use reasonable efforts to obtain the agreement of the prospective transferee(s) to the participation of the Other Partner(s) in any such contemplated transaction(s), and no Transferring Partner shall transfer any of its Partnership Interests to any prospective transferee if such prospective transferee(s) declines to allow the participation of the Other Partner(s).

          (b) If at any time after the end of the Restricted Period and prior to the sixth anniversary thereof, the Transferring Partner receives a bona fide third party offer to purchase or otherwise acquire, in a single transaction or series of transactions, an aggregate amount of Partnership Interests such that the prospective transferee(s) (together with their Affiliates) would beneficially own more than 50% of the total Capital Accounts of the Partners and otherwise control the Partnership through control of a majority of the Representatives which such Transferring Partner desires to accept, then the Transferring Partner shall provide each of the Other Partner(s) with notice of such offer, and, if the Transferring Partner so elects, notice that the Transferring Partner requires the Other Partner(s) to participate in such sale with respect to the same percentage of its or their Partnership Interests as are proposed to be sold by the Transferring Partner (the "Drag Along Notice") delivered within 10 days after its tentative decision to accept such offer and specifying in reasonable detail the identity of the prospective transferee(s) and the terms and conditions of such transaction(s). The Other Partner(s) will thereafter be required to include its or their Partnership Interests in such sale and to use its or their reasonable efforts to cooperate in such sale. If the Transferring Partner elects to exercise its rights under this Section
                                                                  -------
8.05(b), it may require each Other Partner to transfer up to the same fraction
-------
of its or their interest in the Partnership as is transferred by the Transferring Partner in such transaction or series of related transactions (the "Drag Along Transfer Fraction"), and to receive an amount therefor which shall be equal to (x) the product of (i) the Drag Along Transfer Fraction and (ii) such Other Partner's Capital Account, plus
(y) the Premium Amount, if any, and minus (z) the Discount Amount, if any. The Premium Amount shall be equal to the product of (i) (a) the excess, if any, of the purchase price for the Transferred Interest over the Capital Account attributable to such Transferred Interest divided by (b) the Percentage Interest in the Partnership represented by such Transferred Interest, and (ii) the Percentage Interest in the Partnership represented by the fraction of the Other Partner's interest in the Partnership that is to be transferred pursuant to this Section. The Discount Amount shall be equal to the product of (i)(a) the excess, if any, of the Capital Account attributable to such Transferred Interest over the purchase price for the Transferred Interest divided by (b) the Percentage Interest in the Partnership represented by such Transferred Interest, and (ii) the Percentage Interest in the Partnership represented by the fraction of the Other Partner's interest in the Partnership that is to be transferred pursuant to this Section. For this purpose, "Transferred Interest" means the interest in the Partnership to be sold by the Transferring Partner. If the Disposition of the Transferring Partner's interest in the Partnership is pursuant to a series of related transactions, then the purchase price for the interest of the Other Partner(s) shall be determined as above by using the weighted average of the amounts offered to the Transferring Partner. Notwithstanding the foregoing, MTVNS shall have no rights to require Tune to participate in a sale pursuant to this Section 8.05(b) if MTVNS Disposes of less than all of its Partnership
     ---------------
Interest in a transaction or series of transactions that will result in, by agreement or arrangement with the applicable transferee of such Partnership Interest, Viacom Inc. and its Affiliates holding a 50% or greater interest in the Partnership or otherwise controlling the Partnership, either directly or through the acquisition or ownership of a direct or indirect interest in the transferee of such Partnership Interest, within twelve months of such Disposition.

          (c) In connection within any purchase and sale of an Other Partner's Partnership Interest pursuant to Section 8.05(a) or 8.05(b), such
                                           ---------------    -------
Other Partner shall become a party to any agreement with the purchaser but shall not be required to make any representation and warranty other than representations and warranties that (i) upon payment of the applicable purchase price therefor, the applicable purchaser shall own such Partnership Interest free and clear of any Liens other than any Liens created by this Agreement, any Additional Agreement, MTVNS or such purchaser, (ii) such Other Partner has the necessary corporate, partnership or limited liability company (as applicable) power and authority to Dispose of such Partnership Interest and (iii) such Disposition has been duly and validly authorized by all necessary corporate, partnership or limited liability company (as applicable) action on the part of such Other Partner and is not in violation of any laws, agreements or decrees applicable to such Other Partner. The rights set forth in Sections 8.05(a) and
                                                          ----------------
8.05(b) shall survive any purported exercise of such rights with respect to any
------
proposed acquisition in the event such proposed acquisition is not consummated.

     Section 8.06.    Additional Provisions Relating to Disposition.
                      ---------------------------------------------

          (a) In the case of any Disposition of a Partnership Interest under this Article VIII:
           ------------

               (i) any and all filing and recording fees, fees of counsel and accountants and other costs and expenses reasonably incurred by the Partnership as a result of such Disposition shall be paid by the transferee of a Partnership Interest;

               (ii) the transferee of a Partnership Interest shall, by written instrument in form and substance reasonably satisfactory to the nontransferring Partners (and, in the case of clause (C) below, the transferor Partner), (A) make representations and warranties to the nontransferring Partners equivalent to those set forth in Article XIII, (B) accept and adopt the terms and provisions of this Agreement and, in the event of a Disposition of any portion of the Tune Partnership Interest, the Parent Agreement and (C) assume the obligations of the transferor Partner under this Agreement with respect to the transferred Partnership Interest, whereupon the transferor Partner shall be released from all such obligations and unless expressly assumed by the transferee with the consent of the Management Committee, except for (x) those obligations or liabilities of the transferor Partner arising out of a breach of this Agreement prior to the date of such Disposition or pursuant to Section
                                                                    -------
     6.09, Section 8.06(b), Section 12.03, and Section 15.14 and (y) those
     ----  ---------------  -------------      -------------
     obligations or liabilities of the transferor Partner based on events occurring, arising or maturing prior to the date of Disposition (other than, in the case of a Disposition or Transfer of a Partnership Interest by one Partner to another Partner or its designee, any such obligation or liability referred to in this clause (y) that is taken into account in the determination of the purchase price for the transferor Partner's Partnership Interest);

               (iii) if required by the Management Committee, the transferee shall deliver to the Management Committee evidence of the authority of such Person to become a Partner and to be bound by all of the terms and conditions of this Agreement and the transferee and transferor shall each execute and deliver such other instruments and such opinions of counsel as the Management Committee reasonably deem necessary or appropriate to effect, and as a condition to, such Disposition, including amendments to the Certificate or any instrument filed with the State of Delaware or any other state or governmental agency;

               (iv) no Disposition shall result in termination of, relieve the Partnership, the transferor Partner or any of its Affiliates from or otherwise affect any of the obligations or liabilities of the Partnership, the transferor Partner or any of its Affiliates under, any agreement between the transferor Partner or such Affiliate and the Partnership (including any Additional Agreement), except to the extent otherwise provided therein or otherwise agreed by the Management Committee;

               (v) if required by the Management Committee, the transferee shall deliver to the Partnership an opinion, satisfactory in form and substance to the nontransferring Partners, of counsel reasonably satisfactory to the Management Committee to the effect that the Disposition of the Partnership Interest would not cause the Partnership to lose its status as a Partnership for federal income tax purposes; and

               (vi) the Disposition of a Partnership Interest shall comply with all applicable state and federal securities laws and regulations and all other applicable laws.

          (b) Any such Disposition of a Partner's Partnership Interest to another Partner (or such Partner's designee) in accordance with this Article VIII or Article XII shall be consummated as soon as practicable. If any Disposition of a Partner's Partnership Interest in accordance with this Article
                                                                        -------
VIII or Article XII requires the consent, approval, waiver, or authorization of
----    -----------
any Governmental Entity, or the filing with any Governmental Entity and the expiration of any waiting period, as a condition to the valid Disposition of such Partner's Partnership Interest to the proposed transferee thereof, then each of the time periods provided in this Article VIII or Article XII, as
                                          ------------    -----------
applicable, shall be suspended for the period of time during which any such consent, approval, waiver, or authorization is being diligently pursued or until any such waiting period expires; provided, however, that in no event shall the
                                 --------  -------
suspension of any time period pursuant to this Section 8.06 exist for more than
                                               ------------
180 days.  Subject to Section 8.06(c), each of the Partners agrees to use its
                      ---------------
diligent efforts to obtain, or to assist the affected Partner or Partnership in obtaining, any such consent, approval, waiver, or authorization and shall cooperate and use its diligent efforts to respond as promptly as practicable to all inquiries received by it, by the affected Partner or by the Partnership from any Governmental Entity for initial or additional information or documentation in connection therewith. In the event any such consent, approval, waiver or authorization is not obtained or the expiration of any such waiting period does not occur within such 180-day period, then if the proposed Disposition is to MTVNS or its designee pursuant to Section 12.03 or Section 8.04, MTVNS shall,
                                  -------------    ------------
within 20 days of the earlier of the expiration of such 180 day period or such date as it becomes probable that such consent or approval will not be received, designate another Person to purchase the Partnership Interests proposed to be acquired (which Person MTVNS shall in good faith believe would be an acceptable purchaser of such Partnership Interest for purposes of obtaining such consent, approval or expiration) at the same purchase price required to be paid for such Partnership Interest, or at a lower price, in which case MTVNS shall pay to Tune and/or its Permitted Transferees, as applicable, the excess of the specified purchase price over such lower price. Such sale to such a designee shall be consummated as soon as practicable, but in no case more than 90 days following the appointment of such alternate purchaser.

          (c) Notwithstanding any provisions hereof to the contrary, nothing contained in this Agreement shall obligate any of the Partners or any of their respective Affiliates to take any action to consummate the Disposition of a Partnership Interest and the other transactions contemplated hereby, the consummation of which is dependent or conditioned on the receipt of any governmental or regulatory approval or consent, in the event that the approval or consent so received specifically includes conditions or restrictions in addition to those imposed by laws and regulations of general applicability as in effect from time to time (including conditions in addition to those imposed by existing laws and regulations which require the prior approval of any Governmental Entity to the taking of any action or the consummation of any transaction), the direct or indirect effect of which is or would be, to restrict, limit or otherwise subject to penalty any of the Partners or their respective Affiliates in the ownership of their respective assets or the conduct of their respective businesses. For purposes of the foregoing, a condition, restriction or limitation arising out of any such approval or consent shall be deemed to be a restriction or limitation on any such Person (regardless of whether such Person is a party to or otherwise legally obligated by such consent or approval) to the extent that the taking of an action or the consummation of a transaction by such Person would result in any such Person or its Affiliates being in breach or violation of such consent or approval or otherwise causing such consent or approval to terminate or expire.

     Section 8.07.    Distributions After Disposition.  Distributions made on or
                      -------------------------------
after the effective date of the Disposition of a Partnership Interest shall be made to the transferee, regardless of when such distributions accrued on the books of the Partnership, except as otherwise provided with respect to Section
                                                                       -------
12.01.
-----

                                  ARTICLE IX

                 EVENTS OF DEFAULT; CONSEQUENCES AND REMEDIES
                  --------------------------------------------

     Section 9.01.    Events of Default.  An "Event of Default" shall be
                      -----------------
considered to have occurred with respect to a Partner (the "Defaulting Partner") if:

               (i) Such Partner Disposes of all or any part of its Partnership Interest, or suffers such Disposition to occur, except as permitted by this Agreement; provided, however, that, so long as no
                                  --------  -------
     foreclosure action has commenced with respect to such Partnership Interest, no Event of Default shall be considered to have occurred for 30 days following the involuntary encumbrance of all or any part of such Partnership Interest if during such 30-day period such Partner acts diligently to, and does, remove any such encumbrance, including effecting the posting of a bond to prevent foreclosure where necessary;

               (ii) any Partner fails to make all or any portion of any Required Contribution when due and such failure continues for more than five days following notice thereof from the Chief Executive Officer or MTVNS;

               (iii) Such Partner or any Affiliate of such Partner willfully fails to perform or violates any other material term or condition of this Agreement (except to the extent any such failure to perform or violation results from or arises out of a good faith dispute with respect to this Agreement) and such failure or violation continues for 30 days after written notice thereof has been given by the other Partner (or if such failure or violation is not a failure to pay money and is of such a nature that it cannot reasonably be cured within such 30-day period, but it is curable and such Partner in good faith begins efforts to cure it within such 30-day period and continues diligently to do so, such reasonable additional period thereafter to effect the cure (but no more than an additional 30 days)); or

               (iv) Such Partner otherwise causes the dissolution of the Partnership in contravention of the terms of this Agreement (other than solely by virtue of the Bankruptcy of such Partner).

     Section 9.02.    General Consequences; Remedies of Non-Defaulting Partner.
                      --------------------------------------------------------

          (a) Upon the occurrence and during the continuance of an Event of Default, (i) the Defaulting Partner shall have no right to designate any Representatives pursuant to Section 6.01 and (ii) any appointment of any
                            ------------
Representatives previously designated by the Defaulting Partner to the Management Committee shall be void and of no effect until such time as such Event of Default is cured in full or waived by each Non-Defaulting Partner (as defined below), and no other Event of Default with respect to such Defaulting Partner has occurred and is continuing. In all other respects a Defaulting Partner shall continue to have all of the rights and obligations of a Non-Defaulting Partner under this Agreement and applicable law. Commencing on the date that any Partner loses its right to designate Representatives pursuant to this Section 9.02 until the earlier of the date that such Partner (i) regains
     ------------
the right to designate Representatives under this Agreement or (ii) Disposes of all of its Partnership Interest in accordance with this Agreement, such Partner shall be permitted to send one representative to act as an observer to each meeting of the Management Committee. Such observer shall not be permitted to vote or participate in such meeting and may be asked to leave the meeting at any point during which the Management Committee is discussing matters relating to such Partner. In such event the quorum requirements for the Management Committee shall be appropriately revised to the extent necessary to carry on the business of the Partnership.

          (b) Upon the occurrence and during the continuance of an Event of Default, with respect to a Defaulting Partner, the other Partner (assuming no Events of Default are continuing with respect to it) (the "Non-Defaulting Partner"), in addition to any other rights it may have hereunder or under any applicable law, may elect to seek to enjoin such default or to obtain specific performance of a Defaulting Partner's obligations or Damages (as defined below) in respect of such Event of Default. The foregoing remedies shall not be deemed mutually exclusive, and selection or resort to any thereof shall not preclude selection or resort to the others. The resort to any remedy pursuant to this ection 9.02(b) shall not for any purpose be deemed to be a waiver of any other
--------------
remedy available hereunder or under applicable law and the failure to elect a remedy within the time period provided in the preceding paragraph shall not be presumed to be a waiver of such Event of Default.

          (c) Unless an Event of Default or resort to such remedy has been waived as set forth in the immediately preceding paragraph, the Partnership or the Non-Defaulting Partner shall be entitled to recover from the Defaulting Partner in an appropriate proceeding any and all damages, losses and expenses (including reasonable attorneys' fees and disbursements) (collectively, "DAMAGES") suffered or incurred by the Partnership or the Non-Defaulting Partner as a result of such Event of Default.

                                   ARTICLE X

                TERMINATION AND LIQUIDATION OF THE PARTNERSHIP
                ----------------------------------------------

     Section 10.01.      Events of Termination.  The Partnership shall be
                         ---------------------
dissolved and its affairs wound up pursuant to Section 10.02 upon the first to
                                               -------------
occur of any of the following (each, an "Event Of Termination"):

               (i) the unanimous written consent of the Partners to dissolution; or

               (ii) the transfer of all the assets of the Partnership pursuant to the Reorganization or otherwise; or

               (iii) the Bankruptcy of a Partner, unless the Management Committee, by the unanimous vote of the Representatives of the Partners other than the Bankrupt Partner, has determined to continue the Partnership with the successor of such Partner admitted as a new Partner.

     Section 10.02.    Winding-Up.  Upon the occurrence of an Event of
                       ----------
Termination, the Partnership affairs shall be wound up as follows:

          (a) The Management Committee shall cause to be prepared a statement of the assets and liabilities of the Partnership as of the date of dissolution.

          (b) Except in connection with the Reorganization, the assets and properties of the Partnership shall be liquidated as promptly as possible, and receivables collected, all in an orderly and business-like manner so as not to involve undue sacrifice. Notwithstanding the foregoing, the Management Committee may determine not to sell, or authorize the sale of, all or any portion of the assets and properties of the Partnership, in which event such assets and properties shall be distributed in kind pursuant to Section 10.02(c).
                                                               ----------------

          (c)          The proceeds of liquidation under Section 10.02(b) and
                                                         ----------------
all other assets and properties of the Partnership shall be applied and distributed as follows in the following order of priority:

               (i) to the payment of the debts and liabilities of the Partnership (except for Partner Loans and any other amounts which may be owed to any Partner) and the expenses of liquidation;

               (ii) to establish any reserves as the Management Committee, in accordance with sound business judgment, deems reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership, which reserves may be paid over by the Management Committee to an escrow agent selected by it to be held by such agent for the purpose of (x) distributing such reserves in payment of the aforementioned contingencies and (y) upon the expiration of such period as the Management Committee may deem advisable, distributing the balance thereof in the manner provided in this Section 10.02(c );
          ----------------

               (iii) to the payment of all other amounts owed to any Partner other than in respect of the Capital Accounts and other than Partner Loans and then to pay first the accrued and unpaid interest on and then the unpaid principal amount of the Partner Loans on a pro rata basis to each Partner and its Affiliates (considered as a group) in proportion to the respective amounts owed to each Partner and its Affiliates (considered as a group);

                   (iv) to the Partners in amounts proportional to the total amount in each Partner's Capital Account (as adjusted in accordance with Section 5.01) to reflect allocations of Net Income and Net Loss
          ------------
     (including any items thereof resulting from distributions of assets in kind). Any distribution pursuant to this Section 10.02(c)(iv) shall be made
                                              -------------------
     prior to the later of (A) the end of the Partnership taxable year in which the liquidation of the Partnership occurs or (B) 90 days after the date of such liquidation. Distributions pursuant to this Section 10.02(c)(iv) may
                                                      --------------------
     be distributed to a trust established for the benefit of the Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership and paying any contingent or unforeseen liabilities or obligations of the Partnership or of any Partner arising out of or in connection with the Partnership. The assets of any such trust shall be distributed to the Partners from time to time, in the reasonable discretion of the Management Committee, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the Partners pursuant to this Agreement.

               (d) Except with respect to the Reorganization, nothing contained in this Section 10.02 shall be construed to limit the Management
                  -------------
Committee's discretion to attempt to sell the Partnership's business and assets as a going concern following the occurrence of an Event of Termination, provided that the proceeds of such sale shall be applied and distributed as provided in
Section 10.02(c), and provided, further, that if such a sale cannot be effected
---------------       --------  -------
within six months after the occurrence of an Event of Termination (or such longer or shorter period as the Partners may agree) then the Management Committee shall promptly proceed to wind-up the affairs of the Partnership as provided above in this Section 10.02.
                       -------------

                                  ARTICLE XI

                          RELATED PARTY TRANSACTIONS
                          --------------------------

     Section 11.01.    Related Party Transactions Generally.
                       ------------------------------------

               (a) Prior to consummation of the IPO, any Related Party Transaction(s) shall be undertaken and conducted on an arm's length basis and on terms, in the aggregate, no less favorable to the Partnership than could be obtained from an unaffiliated third party. Tune shall have the right, exercisable no more than once during a twelve-month period, to designate a Person who is not an Affiliate of any Partner (the "Auditor"), subject to the approval of MTVNS, which approval shall not be unreasonably withheld, to audit any Related Party Transaction(s) conducted during the period since any previous such audit. If the Auditor determines that (i) the Related Party Transactions undertaken or conducted during such period were, in the aggregate, not on arm's length terms and on terms which were less favorable to the Partnership than those that could be obtained from an unaffiliated third party and (ii) the difference between (x) the economic value of each such Related Party Transaction and (y) the economic value of such transaction had it been entered into on an arm's length basis with an unaffiliated third party, in the aggregate, exceeds the greater of (1) 10% of the aggregate economic value of each Related Party Transaction whose economic value exceeds that of the economic value of such transaction had it been entered into with an unaffiliated third party (each such Related Party Transaction, a "Subject Transaction") and (2) $1,000,000, then the terms of each such Subject Transaction shall be modified such that, for all future periods covered by such transaction, such Related Party Transaction will be on terms no less favorable than those which could be obtained from an unaffiliated third party and the Affiliates of MTVNS which were parties to such Related Party Transaction shall reimburse the Partnership retroactively to the time such Subject Transaction(s) was implemented for the full economic value by which such Related Party Transaction exceeded the value of an arm's-length transaction with an unaffiliated third party, in each case as determined by the Auditor ("Auditor's Findings") and MTVNS shall pay the costs and expenses associated with such audit (the "Audit Costs"). If the Auditor determines that no such payment or modification is required, Tune shall pay for such Audit Costs.

               (b) If any Partner disagrees with the Auditor's Findings, such Partner (the "Notifying Party") shall deliver a written notice thereof (the "Dispute Notice") to the other Partners (the "Receiving Party") within 30 days after receipt of the Auditor's Findings. If no Dispute Notice is received within such 30-day period, the Auditor's Findings shall be final and binding on the Partners and the Partnership. Upon receipt by the Receiving Party of the Dispute Notice, MTVNS and Tune shall negotiate in good faith to resolve any disagreement with respect to the Auditor's Findings. If MTVNS and Tune are unable to agree with respect to the Auditor's Findings within 30 days after receipt by the Receiving Party of the Dispute Notice, MTVNS and Tune shall promptly submit their dispute to an arbitrator with no material relationship to MTVNS or Tune or their respective Affiliates, selected by the Notifying Party and reasonably satisfactory to the Receiving Party, for a binding resolution. The cost of the arbitration will be borne as determined by the arbitrator.

     Section 11.02.    Related Party Transactions in Excess of $1,000,000.
                       --------------------------------------------------

               (a) Prior to consummation of the IPO, in the event that the Partnership or any Controlled Affiliate thereof proposes to engage in a Related Party Transaction(s) which involves in the aggregate amounts (or has economic value) (in any one transaction or in a series of related transactions) in excess of $1,000,000, the Partnership shall, prior to entering into or engaging in such Related Party Transaction, deliver written notice to Tune of its intent to enter into such Related Party Transaction, which notice will contain an accurate and complete description of such Related Party Transaction (a "Related Party Transaction Notice"). Within ten days after its receipt of such notice, Tune may either (x) approve such transaction in writing by notice to the Partnership (with such approval deemed granted in the event Tune fails to raise an objection to such Related Party Transaction within 10 days following receipt of such notice of the Related Party Transaction) or (y) object in writing to such Related Party Transaction. If Tune so approves (or such approval is deemed granted), then the Partnership may engage in such Related Party Transaction on the terms set forth in its notice to Tune. If Tune so objects, it shall thereafter promptly designate a Person who is not an Affiliate of any Partner (the "Appraiser"), subject to the approval of MTVNS, which approval shall not be unreasonably withheld, to review the financial terms of such proposed Related Party Transaction(s). If the Appraiser determines (the "Appraiser's Findings") that the difference between (x) the economic value of such proposed Related Party Transaction and (y) the economic value of such transaction if entered into on an arm's length basis with an unaffiliated third party, equals or exceeds 10% of the net present value (using a 10% discount rate) of the economic value of such proposed Related Party Transaction, then the Partnership and the other party to such Related Party Transaction shall elect either not to engage in the proposed Related Party Transaction(s) or to modify its financial terms such that, for all future periods covered by such transaction, such Related Party Transaction will be on terms no less favorable than those which could be obtained from an unaffiliated third party. The cost and expenses associated with such Appraisal shall be borne by Tune unless the Partnership determines not to enter into the transaction or the transaction requires adjustment as specified above, in which case such costs and expenses shall be borne by MTVNS.

               (b) If any Partner disagrees with the Appraiser's Findings, such Partner (the "Appraiser Notifying Party") shall deliver a written notice thereof ("Appraiser Dispute Notice") to the other Partners (the "Appraiser Receiving Party") within 30 days after receipt of the Appraiser's Findings. If no Appraiser Dispute Notice is received within such 30-day period, the Appraiser's Findings shall be final and binding on the Partners and the Partnership. Upon receipt by the Appraiser Receiving Party of the Appraiser Dispute Notice, MTVN and Tune shall negotiate in good faith to resolve any disagreement with respect to the Appraiser's Findings. If MTVN and Tune are unable to agree with respect to the Appraiser's Findings within 30 days after receipt by the Appraiser Receiving Party of the Appraiser Dispute Notice, MTVN and Tune shall promptly submit their dispute to an arbitrator with no material relationship to MTVN or Tune or their respective Affiliates selected by the Appraiser Notifying Party and reasonably satisfactory to the Appraiser Receiving Party for a binding resolution. The cost of the arbitration will be borne as determined by the arbitrator.

     Section 11.03.    Basis of Evaluation.  In evaluating the economic value
                       -------------------
of a Related Party Transaction as compared to a transaction with an unaffiliated third party, the Auditor or Appraiser, as the case may be, shall determine the economic value of a transaction with an unaffiliated third party based upon a transaction with respect to the same or a reasonably similar service or product (regardless of whether such service or product is unique, it being understood, however, that the Auditor or Appraiser is entitled to assign a premium to the unique aspects of a product or service), to be provided by Persons which are similarly situated or comparable to the Persons which are to be parties to the Related Party Transaction.

     Section 11.04.    No Breach.  If the terms of any Related Party
                       ---------
Transaction are modified as provided in this Article XI and any obligations
                                             ----------
arising from such modification are satisfied, no party to such Related Party Transaction shall be in breach of any obligation hereunder solely by reason of having entered into such Related Party Transaction on the original terms.

                                  ARTICLE XII

                   CERTAIN PROVISIONS RELATING TO INTERESTS
                   ----------------------------------------

     Section 12.01.    Adjustment of Tune's Percentage Interest.  If, by the
                       ----------------------------------------
Offering Expiration Date, the IPO has not been consummated, Tune may, by written notice to the Partnership (the "Tune Notice"), within the six-month period commencing on the Offering Expiration Date, require that the Tune Partnership Interest Value as of the Offering Expiration Date be determined. If the Tune Partnership Interest Value as of the Offering Expiration Date is determined to be less than the Target Value and provided that neither TCI Music nor Tune nor any of their Controlled Affiliates is in material default of its obligations under this Agreement or the Additional Agreements, then the Partnership, without any additional consideration (other than any nominal consideration required by law) from Tune, shall (subject to the last sentence of this Section 12.01) increase (in the same proportions) Tune's
                      -------------
Percentage Interest and Capital Account balance (and correspondingly reduce MTVN's Percentage Interest and Capital Account balance) so the Tune Partnership Interest Value (based on Tune's Percentage Interest as increased pursuant to this Section 12.01) as of the Offering Expiration Date shall be equal to the
     -------------
Target Value (as reduced proportionally to reflect any Disposition of any portion of the Tune Partnership Interest prior to the Offering Expiration Date); provided, however, that such Percentage Interest shall in no event exceed 15%
--------  -------
(or such lesser percentage which equals 150% of Tune's Percentage Interest on the Offering Expiration Date); and provided, further, however, that Tune may
                                   --------  ------- --------
elect to defer receipt and the effectiveness of such increase until the first to occur of (x) the IPO, (y) such date as Tune shall request such increase or (z) the first anniversary of the Offering Expiration Date.

     Section 12.02.    Preemptive Rights.  MTVNS and Tune, so long as Tune is
                       -----------------
permitted to designate one Representative to the Management Committee pursuant to Sections 6.01(a), shall have certain preemptive rights as follows:
   ----------------

               (a) If the Partnership wishes to issue any Partnership Interests or rights to acquire such Partnership Interests (in either case, the "Offered Interests") after the date hereof to any Person, the Partnership shall give each Partner at least 15 days prior written notice of any proposed issuance, which notice shall disclose in reasonable detail the proposed terms and conditions of such issuance (the "Issuance Notice"). Upon receipt of the Issuance Notice, each Partner shall have the right to elect to purchase, at the same price and on the terms stated in the Issuance Notice, a percentage of Offered Interests equal to the product of (x) such Partner's Percentage Interest, multiplied by (y) the total Percentage Interest represented by all of the Offered Interests to be issued. Those Partners electing to purchase Offered Interests shall be referred to as "Electing Partners". Such election is to be made by each Partner by delivering written notice to the Partnership and the other Partners within 15 days after receipt by such Partner of the Issuance Notice (the "Acceptance Period"). The delivery of such notice by an Electing Partner shall constitute a binding offer by such Electing Partner to purchase that portion of the Offered Interest specified in such notice on the terms set forth in the Issuance Notice, which offer shall be irrevocable for a period of 90 days following its delivery to the Partnership. The Partnership shall be required to accept any such offer from an Electing Partner and issue such Partnership Interests to it so long as such Electing Partner has offered to purchase its proportionate share of the Offered Interests as provided above.

               (b) If Tune and its Permitted Transferees have not elected to purchase their percentage of the Offered Interests, MTVNS and its Permitted Transferees shall have the right to elect to purchase such percentage of the Offered Interests (the "Excess Interests"), by giving written notice of such election to the Partnership within 10 days after the Acceptance Period, so long as all of the Excess Interests are to be purchased by the Electing Partners.

               (c) If Tune does not elect to purchase its share of the Offered Interests pursuant to Section 12.02(a), then Tune and its Permitted
                              ----------------
Transfereesshall have no right to purchase any Offered Interests pursuant to this Section 12.02, and/or if MTVNS fails to purchase its Offered Interests (or
     -------------
all Offered Interests, if Tune is not an Electing Partner) the Partnership
may, at its election, during a period of 90 days following the expiration of the Acceptance Period, sell and issue such Offered Interests not elected to be purchased to such other Person at a price and upon terms no more favorable to such Person than those stated in the Issuance Notice; provided that as a condition to such sale, such Person acquiring the Offered Interests becomes a party to this Agreement and the ultimate parent entity of such Person becomes a party to the Parent Agreement and Guaranty on such terms as the Management Committee shall reasonably approve. In the event the Partnership has not so sold the Offered Interests within such 90-day period, the Partnership shall not thereafter issue or sell any of such Offered Interests or any other additional Partnership Interests without first offering such securities to each Partner in the manner provided in this Section 12.02.
                            -------------

               (d) If Tune and its Permitted Transferees and/or MTVNS and its Permitted Transferees give the Partnership notice, pursuant to the provisions of this Section 12.02, that Tune and its Permitted Transferees and/or
                   -------------
MTVNS and its Permitted Transferees (as the case may be) desire to purchase all of the Offered Interests as to which they have the right to purchase pursuant to this Section 12.02, such sale shall be consummated within ten days after the
     -------------
Acceptance Period. In the event that any proposed issuance is for a consideration other than cash, the Partners will be entitled to pay cash for each share or other unit, in lieu of such other consideration, in the amount determined in good faith by the Management Committee in accordance with Section
                                                                        -------
6.06 (to the extent a purchaser is an Affiliate of Viacom) to constitute the
----
Fair Market Value of such consideration other than cash to be paid per share or other unit or, to the extent Tune and the Partnership so agree, to deliver property or securities having an Agreed Value equal to such Fair Market Value.

               (e)     The preemptive rights contained in this Section 12.02
                                                               -------------
shall not apply to (i) the grant or sale of Partnership Interests or rights to acquire Partnership Interests to officers, directors, consultants, Representatives or employees of the Partnership or its Controlled Affiliates approved after the date hereof by the Management Committee in accordance with Sections 6.05 and 6.06 or to the sale or issuance of Partnership Interests to
------------      ----
directors, employees or consultants of MTVN or Viacom pursuant to an employee, consultant or director option plan in compliance with this Agreement or (ii) the issuance of Partnership Interests to the public in the IPO or thereafter; provided, however, that after the IPO Tune shall have preemptive rights with
--------  -------
respect to any offering of Partnership Interests or rights to acquire Partnership Interests made to MTVN or its Affiliates.

     Section 12.03.    Put and Call.
                       ------------

               (a) At any time during the 60-day period commencing on the fifth anniversary of the Closing Date, each Subject Transferee may, by written notice to MTVNS (the "Put Notice"), require MTVNS to purchase all, but not less than all, of the Tune Partnership Interest held by such Subject Transferee. Any such purchase or sale shall be effected, for cash, on the date which is the 120th day following the fifth anniversary of this Agreement, or (if not a Business Day) the next following Business Day (the "Put Closing Date") and at a price equal to the product of (x) the Tune Partnership Interest Value with respect to the aggregate amount of the Tune Partnership Interests covered by the Put Notices (the "Put Interest") as of the fifth anniversary of the date hereof and (y) a fraction, the numerator of which is the Percentage

Interest of the Put Interest on the Put Closing Date and the denominator of which is the Percentage Interest of the Put Interest on such fifth anniversary (excluding, in each case, any changes in such Percentage Interest resulting other than from a Disposition of any portion of the Put Interest during such period) (the "Put Purchase Price"). The Put Purchase Price will be allocated proportionately among all Subject Transferees electing to exercise the Put and selling their Tune Partnership Interests to MTVNS. The Put Purchase Price shall bear interest at an annual rate of LIBOR plus 1% for any period from the date which is 90 days after the date of the Put Notice until the Put Closing Date unless the delay in such consummation is primarily attributable to any act or failure to take a required action on the part of Tune or such subject Transferee. A "Subject Transferee" shall mean each of (i) Tune or its Permitted Transferees or (ii) a transferee of any or all of the Tune Partnership Interest which acquired such Tune Partnership Interest in accordance with the terms of this Agreement; provided, that no transferee acquiring any or all of the Tune
                --------
Partnership Interest in a public market transaction (so long as such sale to such transferee in such public market transaction was made in accordance with this Agreement) shall be a Subject Transferee; provided, further, that a Subject
                                               --------  -------
Transferee holding Tune Partnership Interests acquired both (A) pursuant to this Agreement (other than in a public market transaction) and (B) in a public market transaction, shall be a Subject Transferee only as to the Tune Partnership Interests not acquired in a transaction referred to in clause (B) above.

               (b) At any time during the 60-day period commencing on the sixth anniversary of the Closing Date, MTVNS (whether or not it is then a Partner) may, by written notice to each Subject Transferee (the "Call Notice"), require each Subject Transferee to sell to MTVNS all, but not less than all, of the Tune Partnership Interest. Any such purchase or sale shall be effected, for cash, on the date which is the 120th day following the sixth anniversary of this Agreement, or (if not a Business Day) the next following Business Day (the "Call Closing Date"), and at a price equal to the product of (x) the Tune Partnership Interest Value as of the sixth anniversary of the date hereof and (y) a fraction, the numerator of which is the Percentage Interest of the Tune Partnership Interest on the Call Closing Date and the denominator of which is the Percentage Interest of the Tune Partnership Interest on such sixth anniversary (excluding, in each case, any changes in such Percentage Interest resulting other than from a Disposition of any portion of the Tune Partnership Interest during such period) (the "Call Purchase Price"). The Call Purchase Price shall bear interest at an annual rate of LIBOR plus 1% for any period from the date which is 90 days after the date of the Call Notice until the Call Closing Date unless the delay in such consummation is primarily attributable to any act or failure to take a required action on the part of Tune or such Subject Transferee.

               (c) If a Put Notice or Call Notice is delivered, as the case may be, then MTVNS and Tune shall proceed with the closing of the purchase (the "PUT/CALL CLOSING") in accordance with Section 8.06(b) as follows:
                                       ---------------

                   (i) The Put/Call Closing shall be held at the principal office of the Partnership on the Put Closing Date or Call Closing Date, as the case may be, or at such other place or on such other date as MTVNS and Tune may agree, provided that MTVNS shall have the right to designate another reasonably convenient location to avoid stamp duty or other transfer taxes to the extent that it is not unlawful to do so.

                   (ii) At the Put/Call Closing, MTVNS shall purchase (or cause its designee to purchase) all but not less than all of the applicable Tune Partnership Interest for the Put Purchase Price or the Call Purchase Price, as the case may be, and against payment of such price in cash, the Subject Transferee(s) shall deliver all such documents and instruments as are reasonably necessary to transfer, and shall be deemed to have transferred and to have represented and warranted to MTVNS that it has transferred, good title to the Partnership Interests being sold to MTVNS, free and clear of all liens, other than those created by this Agreement or any Additional Agreement or created by MTVNS.

                   (iii)   Subject to Section 8.06(b), the obligation of MTVNS
                                      ---------------
and Tune to proceed with the Put/Call Closing shall be conditioned upon, and the scheduled Put Closing Date or Call Closing Date, as the case may be, shall be extended to 10 days following the last to occur of, the receipt of all material governmental and regulatory consents, approvals or waivers that may be required in connection with the purchase and sale of the Tune Partnership Interest (other than any such consent or approval which has, if permitted by law, been waived by MTVNS or Tune, as applicable, in which case MTVNS or Tune, as applicable, shall indemnify and hold harmless Tune or MTVNS, as applicable, for all losses, damages and expenses incurred by Tune or MTVNS, as applicable, their respective Affiliates and their respective partners, shareholders, members, directors, officers, employees and agents as a result of MTVNS' or Tune's (as the case may
be) decision to so proceed with the Put/Call Closing pursuant to an instrument reasonably satisfactory to Tune or MTVNS, as applicable); provided, however,
                                                          --------- --------
that Tune shall not be obligated to sell, and MTVNS shall not be obligated to purchase, such interest to the extent that proceeding in such transaction would violate any law, rule or regulation applicable to TCI Music or MTVN or their respective Controlled Affiliates or their respective businesses or assets, or subject any of the foregoing to any injunction, or other equitable remedy of any court or government entity. MTVNS and Tune shall each use all reasonable efforts in cooperation with each other promptly to make all filings, give all notices and secure all consents, approvals and waivers that may be required in connection with the purchase and sale of the Tune Partnership Interests.

                   (iv) Upon consummation of the purchase of all of the Tune Partnership Interest, Tune shall cease to be a Partner or to have any right, title or interest in or to the Partnership.

                                 ARTICLE XIII

         REPRESENTATIONS AND WARRANTIES AND COVENANTS OF THE PARTNERS
         ------------------------------------------------------------

     Each Partner hereby makes the following representations and warranties to each other, each with respect to itself only:

                   (i) It is, and at all times material to this Agreement shall be, duly incorporated or organized, validly existing and in good standing under the laws of its state of incorporation or organization and duly qualified or registered to do business in each state or jurisdiction in which failure to so qualify or register would have a material adverse effect upon such Partner or the Partnership.

                   (ii) It has, and at all times material to this Agreement shall continue to have, the full power and authority to take all actions contemplated by this Agreement.

                   (iii) The execution, delivery and performance of this Agreement and the transaction contemplated hereby has been duly authorized by all necessary action on its part.

                   (iv) This Agreement constitutes a valid and binding obligation of it enforceable against it in accordance with the terms hereof, subject as to enforceability to limits imposed by bankruptcy, insolvency or similar laws affecting creditors' rights (including, without limitation, laws relating to fraudulent conveyances) generally and the availability of equitable remedies.

                   (v) The execution, delivery and performance of this Agreement does not violate any provision of law applicable to it or of its organizational documents which violation could reasonably be expected to have a material adverse effect on such Partner or the Partnership.

                   (vi) The execution, delivery and performance of this Agreement does not violate or cause a breach or default under any agreement or obligation to which it is a party or is otherwise subject, except for such violations, breaches or defaults as would not have a material adverse effect on such Partner or the Partnership.

                   (vii) Except with respect to consents, approvals and authorizations relating to Tune and MTVNS and their respective Controlled Affiliates and the Tune Contribution and the MTVN Contribution, no consent, approval or authorization of, or registration or filing with, any Person (governmental or private) is required in connection with the execution, delivery and performance by it of this Agreement or the consummation by it of the transactions contemplated hereby except for such consents, approvals, authorizations, registrations or filings which have been obtained or filed.

                                  ARTICLE XIV

                          [Intentionally Left Blank]
                           ------------------------

                                  ARTICLE XV

                                 MISCELLANEOUS
                                 -------------

     Section 15.01.    Notices.  Except as expressly provided herein, notices
                       -------
and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed (certified or registered mail, postage prepaid, return receipt requested) or sent by facsimile copier of the sending Partner, as follows:

          (a)          If to MTVN to:

                       MTVN Online Partner I LLC and Imagine Radio, Inc. 1515 Broadway
                       New York, New York  10036-5794
                       Telecopier No.:  (212) 846-1735
                       Attention: Fred Seibert

               with a copy to:


                       Viacom International Inc.
                       1515 Broadway
                       New York, New York  10036-5794
                       Telecopier No.:  (212) 258-6069
                       Attention: General Counsel


          (b)          If to Tune to:
                       SonicNet, Inc. and The Box Worldwide Inc.
                       c/o TCI Music, Inc.
                       67 Irving Place North, Fourth Floor
                       New York, New York  10003
                       Telecopier No.: (212) 387-8171
                       Attention: Lee Masters

or to such other address or attention of such other Partner or Person as any Partner shall advise the other Partner in writing. All notices and other communications given to a Partner in accordance with the provisions of this Agreement shall be deemed to have been given (i) three Business Days after the same are sent by certified or registered mail, postage prepaid, return receipt requested, (ii) when delivered by hand or transmitted by facsimile (confirmation received) unless delivered on a day which is not a Business Day or after 5:00 p.m., local time, at the place of receipt, in which case such notice shall be deemed to have been given on the next succeeding Business Day or (iii) one Business Day after the same are sent by a reliable overnight courier service, with acknowledgment of receipt.

     Section 15.02.    Table of Contents; Headings.  The table of contents and
                       ---------------------------
headings of the Articles, Sections and other subdivisions of this Agreement are for convenience of reference only and shall not modify, define or limit any of the terms or provisions of this Agreement.

     Section 15.03.    Governing Law.  This Agreement shall be construed in
                       -------------
accordance with, and governed by, the internal laws of the State of Delaware without regard to principles of conflict of laws.

     Section 15.04.    Severability.  If any provision of this Agreement shall
                       ------------
be held to be illegal, invalid or unenforceable, that provision will be enforced to the maximum extent permissible so as to effect the intent of the Partners and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If necessary to effect the intent of the Partners, the Partners will negotiate in good faith to amend this Agreement to replace the unenforceable language with enforceable language which as closely as possible reflects such intent.

     Section 15.05.  Amendments.  This Agreement may be modified or amended
                     ----------
only by a written amendment signed by each party hereto.

     Section 15.06.  Counterparts.  This Agreement may be executed in one or
                     -------------
more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts shall have been signed by each Partner and delivered to the other Partner.

     Section 15.07.  Entire Agreement.  The provisions of this Agreement and
                     ----------------
the Additional Agreements set forth the entire agreement and understanding between the Partners as to the subject matter hereof and supersede all prior agreements, oral or written, and other communications between the Partners relating to the subject matter hereof, including the Memorandum of Understanding dated May 19, 1999 among MTVN, TCI Music, Inc. and Liberty.

     Section 15.08.  Parties in Interest; Limitation on Rights of Others.
                     ---------------------------------------------------
The terms of this Agreement shall be binding upon and inure to the benefit of the parties hereto and, except as provided herein, their respective successors and permitted assigns. Any assignment of rights hereunder in violation hereof shall be null and void ab initio. Nothing in this Agreement, whether express or
                       -- ------
implied, shall be construed to give any Person (other than the parties hereto and their permitted successors and assigns) any legal or equitable right, remedy or claim under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

     Section 15.09.  Waivers; Remedies.  The observance of any term of this
                     -----------------
Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party or parties entitled to enforce such term, but any such waiver shall be effective only if it is in a writing signed by the party or parties against which such waiver is to be asserted and only in the specific instance and for the specific purpose for which it is given.
Except as otherwise provided herein, no failure or delay of any Partner in exercising any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power.

     Section 15.10.  Further Assurances.  Upon reasonable request from time to
                     ------------------
time, each Partner shall execute and deliver all documents and instruments and do all other acts that may be reasonably necessary or desirable to carry out the intent and purposes of this Agreement and give effect to the exercise by a party of its rights hereunder.

     Section 15.11.  Jurisdiction; Consent to Service of Process.
                     -------------------------------------------

          (a) Each Partner hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court sitting in the County of New York or any federal court of the United States of America sitting in the Southern District of New York, as the party instituting suit shall elect in its sole discretion, and any appellate court from any such court, in any suit, action or proceeding arising out of or relating to the Partnership or this Agreement, or for recognition or enforcement of any judgment relating hereto. Each Partner hereby irrevocably and unconditionally agrees that any suit, action or proceeding against it by any other Partner with respect to the Partnership or this Agreement may be instituted, and that any suit, action or proceeding shall be instituted only in any New York State court sitting in the County of New York or any federal court sitting in the Southern District of New York, and any appellate court from any such court, as the Partner instituting such suit, action or proceeding may elect in its sole discretion. Each Partner also hereby irrevocably and unconditionally agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          (b) Each Partner hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to the Partnership or this Agreement in any New York State court sitting in the County of New York or any federal court sitting in the Southern District of New York, and any affiliate court for such court. Each Partner hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court and further waives the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such Partner. Each Partner hereby irrevocably waives the right to a jury trial in any suit, action or proceeding arising out of or relating to the Partnership or this Agreement.

          (c) Each Partner hereby irrevocably and unconditionally consents to service of process in the manner provided for the giving of notices pursuant to this Agreement. Nothing in this Agreement shall affect the right of either party to serve process in any other manner permitted by law.

     Section 15.12.  Reliance on Officer's Certificate.  Persons dealing
                     ---------------------------------
with the Partnership shall be entitled to rely on a certificate of the secretary, any assistant secretary or any other officer of the Partnership as conclusive evidence of the incumbency of any officer of the Partnership and his or her authority to take action on behalf of the Partnership and shall be entitled to rely on a copy of any resolution or other action taken by the Management Committee, certified by the secretary, any assistant secretary or any other officer of the Partnership, as conclusive evidence of such action and of the authority of the officer referred to in such resolution or other action to bind the Partnership to the extent set forth therein.

     Section 15.13.  Public Announcements.  No Partner shall make or shall
                     --------------------
permit any of its Affiliates to make any public announcement about the Partnership and its formation or activities without the prior written consent of the other Partners, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing or any other provision contained herein, any Partner or Affiliate of such Partner may at any time make announcements which are required by applicable law or the rules of any national stock exchange or stock association so long as the Partner or Affiliate so required to make the announcement, promptly upon learning of such requirement, notifies the other Partners of such requirement and discusses with the other Partner in good faith the exact wording of any such announcement.

     Section 15.14.  Confidential and Proprietary Information.  Except as
                     ----------------------------------------
otherwise provided in the Contribution Agreements, all Proprietary Information (as defined below) of any Partner or its Affiliates shall remain the property of such Partner or its Affiliates (other than the Partnership and its Subsidiaries), and all Proprietary Information of the Partnership shall remain the property of the Partnership. Each of the Partners and their respective Affiliates (i) shall use any and all Confidential Information (as defined below) only for purposes of the Partnership and shall not use such Confidential Information for the benefit of or in connection with any other business or enterprise of such Partner or any of its Affiliates and (ii) shall, and shall use its reasonable best efforts to cause its and their respective officers, directors, employees, attorneys, accountants, and agents (collectively, "Agents") to, keep secret and retain in strictest confidence any and all Confidential Information, and shall not disclose such Confidential Information, and shall use its reasonable best efforts to cause its Agents not to disclose such Confidential Information, to any Person other than such Partner, its Affiliates, the Partnership or their respective Agents, except for (i) such disclosures as may be required by law or legal process, disclosures to such Partner's counsel, or disclosures pursuant to any listing agreement with, or the rules or regulations of, any securities exchange on which securities of such Partner or any such Affiliate are listed or traded (in which event the Partner making such disclosure or whose Affiliates or Agents are making such disclosure shall so notify the other Partners as promptly as practicable (and if possible, prior to making such disclosure) and shall seek confidential treatment of such information); (ii) as may be necessary to establish or enforce its rights hereunder; (iii) as part of the normal review or reporting procedure to its Parent, its auditors and its attorneys; provided, that such Partner shall be
                                        --------
liable for any breach by such Parent, auditors or attorneys of any provision of this Section 15.14; (iv) disclosures to an Affiliate of, or a professional
     -------------
advisor to, such Partner in connection with the performance by such Partner of its obligations hereunder, under the Additional Agreements or under an agreement with the Partnership; provided, that such Partner shall be liable for any breach
                      --------
by such Affiliate or professional advisor of any provision of this Section
                                                                   -------
15.14; (v) disclosures to a prospective third party purchaser pursuant to
-----
Article VIII or a prospective third party purchaser (by merger, stock acquisition or otherwise) of all or substantially all of the assets of the Parent of such Partner so long as such prospective purchaser executes and delivers a confidentiality agreement in form and substance acceptable to the Partnership; provided that such Partner shall be liable for any breach by such prospective third party purchaser of any provision of this Section 15.14; and
                                                           -------------
(vi) with the prior written consent of the nondisclosing Partners. Notwithstanding the foregoing, MTVN and its Affiliates shall be permitted to use Confidential Information of the Partnership for the benefit of or in connection with their respective businesses, except that MTVN and its Affiliates shall not have the right to use Confidential Information of the Partnership which constitutes, is set forth in, or concerns architecture or design of data processing or communications systems, information or data processing algorithms, and source code, flow charts and internal technical documentation relating to the design or operation of computer programs. The obligations under this Section 15.14 shall survive the termination of this Agreement, the
     -------------
withdrawal of any Partner and any Person ceasing to be an Affiliate of a Partner for a period of five years after the occurrence of such event. For purposes of this Section 15.14:
     -------------

     "Confidential Information" shall mean (i) the terms of this Agreement and the Additional Agreements and (ii) all Proprietary Information; provided,
                                                                --------
however, that such Confidential Information shall not include, with respect to
-------
any Partner, any information that (A) is or has become generally available to the public other than as a result of a disclosure by such Partner, its Affiliates or its Agents, (B) has been independently developed by such Partner or an Affiliate or Parent of such Partner or (C) is, or becomes available to such Partner or an Affiliate or Parent of such Partner on a non-confidential basis from a third party having no obligation of confidentiality to a Partner or the Partnership known to the receiving party and which has not itself received such information directly or indirectly in breach of any such obligation of confidentiality.

     "Proprietary Information" means any proprietary ideas, plans or information, including, without limitation, information of a technological or business nature (including, without limitation, all trade secrets, proposed trade names, proposed slogans, computer software, technology, data, summaries, reports, or mailing lists, whether written or oral and if written, however produced or reproduced) (i) belonging to any Partner or any of its Affiliates or
(ii) developed by or for the Partnership, that is marked proprietary or confidential, or bears a marking of like import, or that such Partner or Affiliate or the Partnership, as the case may be, states in writing within 30 days of disclosure thereof is to be considered proprietary or confidential except for computer source code internal software technical documentation, machine readable databases or customer lists, which shall be deemed proprietary whether or not so marked or designated), in each case other than any such information that is already known to the party receiving the same or its Affiliates at the time of receipt from the party disclosing the same, as evidenced by written records made prior to such receipt, or is independently developed or formulated by such receiving party or its Affiliates, or is provided to such receiving party or its Affiliates by a third party not as a result of any breach of any obligation of confidentiality to such disclosing party or that otherwise becomes publicly available through no fault of such receiving party or its Affiliates.

     Section 15.15.  No Presumption.  This Agreement shall be construed without
                     --------------
regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

     Section 15.16.  Freedom of Action.  Except as otherwise expressly provided
                     -----------------
herein or in the Parent Agreement and Guaranty or in any Additional Agreement to which such Partner is or will be a party or bound, no Partner shall have any obligation to the Partnership or its Partners not to (i) engage in the same or similar activities or lines of business as the Partnership or develop or market any products or services that compete, directly or indirectly, with those of the Partnership or (ii) invest or own any interest publicly or privately in, or develop a business relationship with, any corporation, partnership or other entity engaged in the same or similar activities or lines of business as, or otherwise in competition with, the Partnership or (iii) do business with any client or customer of the Partnership or (iv) employ or otherwise engage any former officer or employee of the Partnership. Except as otherwise expressly provided herein or in the Parent Agreement and Guaranty or in any Additional Agreement to which such Partner is or will be a party or bound, no Partner shall be obligated to present or offer to the Partnership any particular investment or business opportunity, regardless of whether the Partnership could take advantage of such opportunity if it were presented to the Partnership, but may, subject to the terms of any agreement between the Partners other than this Agreement, avail itself of any such opportunity for its own benefit or direct such opportunity to another Person. For purposes of this Section 15.16, any reference to a Partner
                                     -------------
shall include its Affiliates, including its Parent, and the Affiliates of such Parent.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                   General Partner:

                                   MTVN ONLINE PARTNER I LLC

                                   By: /s/ David W. Sussman
                                       ----------------------------------------
                                       Name:  David W. Sussman
                                       Title: Sr. Vice President, General
                                              Counsel and Assistant Secretary


                                   Limited Partners:

                                   MTVN ONLINE PARTNER I LLC

                                   /s/ David W. Sussman
                                   -------------------------------------------
                                   Name:   David W. Sussman
                                   Title:  Sr. Vice President, General
                                           Counsel and Assistant Secretary

                                   IMAGINE RADIO, INC.

                                   /s/ David W. Sussman
                                   -------------------------------------------
                                       Name:  David W. Sussman
                                       Title: Sr. Vice President, General
                                              Counsel and Assistant Secretary


                                   SONICNET, INC.

                                   By: /s/ David Koff
                                       ---------------------------------------
                                       Name:  David Koff
                                       Title: Vice President


                                   THE BOX WORLDWIDE, INC.

                                   By: /s/ David Koff
                                       ---------------------------------------
                                       Name:  David Koff
                                       Title: Vice President